                                                                    Exhibit 10.7




                  ____________________________________________

                       GENEVA STEEL FUNDING CORPORATION,
                                     as Transferor


                             GENEVA STEEL COMPANY,
                                     as Servicer


                                      and

                             BANKERS TRUST COMPANY,
                                     not in its individual
                                     capacity, but solely
                                     as Trustee



                            SERIES 1994-1 SUPPLEMENT

                          Dated as of November 4, 1994

                                       to

                        POOLING AND SERVICING AGREEMENT

                          Dated as of November 4, 1994


                  GENEVA STEEL TRADE RECEIVABLES MASTER TRUST

           Floating Rate Trade Receivables Asset Backed Certificate,
                                 Series 1994-1


                  ____________________________________________

                                                                                                                 Page
                                                  TABLE OF CONTENTS                                              ----

                                                      ARTICLE I

                                     CREATION OF THE SERIES 1994-1 CERTIFICATE  . . . . . . . . . . . . . . . . .   1

         SECTION 1.01.  Designation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1


                                                      ARTICLE II

                                                     DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . .   1

         SECTION 2.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1


                                                      ARTICLE III

                                                    SERVICING FEE   . . . . . . . . . . . . . . . . . . . . . . .   7

         SECTION 3.01.  Servicing Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7


                                                      ARTICLE IV

                                      RIGHTS OF SERIES 1994-1 CERTIFICATEHOLDER
                                    AND ALLOCATION AND APPLICATION OF COLLECTIONS   . . . . . . . . . . . . . . .   7

         SECTION 4.01.  Establishment of Series Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         SECTION 4.02.  Settlement Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9


                                                      ARTICLE V

                                               CONDITIONS TO INCREASE . . . . . . . . . . . . . . . . . . . . . .  16

         SECTION 5.01.  Conditions to Increases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16


                                                      ARTICLE VI

                                            DISTRIBUTIONS AND REPORTS TO
                                          SERIES 1994-1 CERTIFICATEHOLDER   . . . . . . . . . . . . . . . . . . .  17

         SECTION 6.01.  Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 6.02.  Annual Certificateholder's Statement  . . . . . . . . . . . . . . . . . . . . . . . . . .  20


                                                     ARTICLE VII

                                             EARLY AMORTIZATION EVENTS  . . . . . . . . . . . . . . . . . . . . .  20

         SECTION 7.01.  Additional Early Amortization Events  . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                                                                                                 Page
                                                                                                                 ----
                                                     ARTICLE VIII

                                               MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . .   21

         SECTION 8.01.  Ratification of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         SECTION 8.02.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         SECTION 8.03.  Governing Law; Jurisdiction; Consent. . . . . . . . . . . . . . . . . . . . . . . . . .   21
         SECTION 8.04.  The Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         SECTION 8.05.  Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22



EXHIBIT A          Form of Series 1994-1 Investor Certificate
EXHIBIT B          Form of Determination Date Certificate
EXHIBIT C          Form of Daily Report
EXHIBIT D          Form of Officer's Certificate specified in Section 4.02(f)

                 SERIES 1994-1 SUPPLEMENT, dated as of November 4, 1994 (the "Series Supplement"), among GENEVA STEEL FUNDING CORPORATION ("GSFC"), a Utah corporation, as Transferor (the "Transferor"), GENEVA STEEL COMPANY ("Geneva Steel"), a Utah corporation, as Servicer (the "Servicer"), and Bankers Trust Company, a New York banking corporation, not in its individual capacity, but solely as Trustee (the "Trustee").

                 Pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of November 4, 1994 (as amended and supplemented, the "Agreement"), among the Transferor, the Servicer and the Trustee, the Transferor may from time to time direct the Trustee to issue, on behalf of the Trust, one or more Series of Investor Certificates representing fractional undivided interests in the Trust Assets. Certain Principal Terms of any new Series are to be set forth in a Supplement to the Agreement.

                 Pursuant to this Series Supplement, the Transferor and the Trustee shall create a Series of Investor Certificates and specify certain Principal Terms thereof.


                                   ARTICLE I

                   Creation of the Series 1994-1 Certificate

                 SECTION 1.01.   Designation.   (a)  There is hereby created a
Series of Investor Certificates to be issued pursuant to the Agreement and this Series Supplement to be known as the "Floating Rate Trade Receivables Asset Backed Certificate, Series 1994-1".

                 (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern.

                 (c) Unless otherwise indicated, terms defined herein shall be deemed to apply only to Series 1994-1.


                                   ARTICLE II

                                  Definitions

                 SECTION 2.01.   Definitions.   (a)  Whenever used in this
Series Supplement the following words and phrases shall have the following meanings.

                 "Amortization Date" shall mean the last day of the 57th full calendar month following the month during which the Effective Date shall have occurred.

                 "Certificate Rate" shall mean the Yield Rate.

                 "Daily Report" shall mean a daily report substantially in the form of Exhibit C hereto.

                 "Determination Date Certificate" shall mean with respect to each Collection Period, the certificate prepared by the Servicer, substantially in the form of Exhibit B hereto.

                 "Discount Amount" shall mean with respect to any day in any Collection Period, an amount equal to the sum of (a) the Yield for each Increase outstanding on such day, plus (b) the aggregate of the components of the Monthly Trust Expense Amount, plus (c) the aggregate of the components of the Monthly CRC Expense Amount; provided, that for purposes of this definition, the portion of the Monthly Trust Expense Amount constituting expenses of the Trustee shall not exceed the product of the Series Allocation Percentage for Series 1994-1 on the date of determination of the Discount Amount times $2,500. Notwithstanding the preceding sentence, for the purpose of calculating the Yield Reserve, the Discount Amount on such day shall be deemed to include (x) expenses of the Trustee equal to the product of the Series Allocation Percentage for Series 1994-1 times $2,500, (y) the Series Servicing Fee calculated on the basis of a rate of 1.00% per annum and (z) an amount equal to one month's interest on the Invested Amount on such date of determination calculated at (A) a rate equal to the Adjusted Eurodollar Rate plus 1.00% per annum during any period other than an Amortization Period or an Early Amortization Period, or (B) a rate equal to the Alternate Base Rate plus 2.00% per annum during an Amortization Period or Early Amortization Period.

                 "Early Amortization Event" shall mean any Early Amortization Event specified in Section 9.01 of the Agreement, together with any Additional Early Amortization Event specified in Section 7.01 of this Series Supplement.

                 "Early Amortization Period" shall mean an Early Amortization Period with respect to Series 1994-1.

                 "Effective Date" shall mean the later of (i) November 4, 1994,
(ii) the date on which the conditions specified in Article IV of the Certificate Purchase Agreement are satisfied or

(iii) such other date as may be agreed to by the Transferor, the Trustee and the Series 1994-1 Certificateholder.

                 "Eligible Institution" shall mean a depository institution organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), which at all times is a member of the FDIC, has a combined capital and surplus of at least $100,000,000 and satisfies two (2) of the following three (3) criteria: (i) has (A) a long-term unsecured debt rating of at least A3 or better by Moody's or (B) a certificate of deposit rating or short-term unsecured debt rating of P-1 by Moody's, (ii) has (A) a long-term unsecured debt rating of at least A- or better by S&P or (B) a certificate of deposit rating or short-term unsecured debt rating of A-1 by S&P and (iii) has
(A) a long-term unsecured debt rating of at least A- or better by Duff & Phelps or (B) a certificate of deposit rating or short-term unsecured debt rating of Duff-1 by Duff & Phelps.

                 "Expected Final Payment Date" shall mean the Distribution Date occurring in December, 1999.

                 "Floating Allocation Percentage" shall mean the fraction that determines the Series 1994-1 Certificateholder's Interest during the Revolving Period, a Partial Amortization Period or a Cure Period, the numerator of which is the sum of (a) the Invested Amount (computed as if reduced by (A) the amount of Cure Funds held in the Reserve Account at such time and (B) the cumulative amount of funds held at such time in the Concentration Account allocated to the Series 1994-1 Partial Amortization Amount) plus (b) the Yield Reserve plus (c) the Loss and Dilution Reserve, and as the denominator, the Net Receivables Balance. The Floating Allocation Percentage is calculated on each Business Day during the Revolving Period, and during a Partial Amortization Period, or Cure Period, remains fixed at the percentage calculated at the close of business on the last Business Day prior to such Partial Amortization Period or Cure Period (subject to the provisions of Section 4.02(c)).

                 "Initial Invested Amount" shall mean the aggregate initial invested amount of the Series 1994-1 Certificate, which shall equal $24,700,000.

                 "Interest Period" shall mean with respect to each Increase,
(a) with respect to any Increase funded by a CRC Tranche (i) the Yield Rate in respect of which shall be determined by reference to the Pool Rate, the period beginning on each

Distribution Date and ending on the day prior to the following Distribution Date and (ii) the Yield Rate in respect of which shall be determined by reference to the CP Rate, the period beginning on the day on which the CP Notes relating to such CRC Tranche are issued and ending on the day on which such CP Notes mature, which period shall be of 1 to 180 days or (b) with respect to any Increase funded by the Liquidity Providers, the period beginning on the day on which such Increase is funded or renewed and ending on the last day of the Interest Period for such Increase or in the case of any Increase funded by reference to the Adjusted Eurodollar Rate, one, three or six months thereafter in accordance with the Adjusted Eurodollar Rate selected by the Transferor, in each case as specified by the Transferor pursuant to Section 2.05(a) of the Certificate Purchase Agreement.

                 "Invested Amount" shall mean (a) with respect to any date, the Initial Invested Amount, plus (b) the aggregate amount of Increases funded under the Series 1994-1 Certificate after the Effective Date, minus (c) the aggregate amount of distributions to the Series 1994-1 Certificateholders in reduction of the Invested Amount; provided, however, that (x) the Invested Amount shall at no time exceed the Maximum Invested Amount; (y) the Invested Amount shall not be reduced by any amount of Series 1994-1 Investor Collections so received and distributed if at any time such distribution of such amount of Series 1994-1 Investor Collections is rescinded or must otherwise be returned for any reason; and (z) whenever the term Invested Amount appears in this Series Supplement without reference to reduction by (i) Cure Funds in the Reserve Account or (ii) the cumulative amount of funds held in the Concentration Account at such time allocated to the Series 1994-1 Partial Amortization Amount, the Invested Amount shall not be reduced by such Cure Funds or such funds held in respect of the Series 1994-1 Partial Amortization Amount.

                 "Loss and Dilution Reserve" shall mean as of any date an amount equal to the product of (a) an amount which is (i) the Invested Amount (computed as if reduced by the amount of Cure Funds held in the Reserve Account at such time and the cumulative amount of funds held in the Concentration Account at such time allocated to the Series 1994-1 Partial Amortization Amount) plus the Yield Reserve, divided by (ii) one minus the Loss and Dilution Reserve Percentage, multiplied by (b) the Loss and Dilution Reserve Percentage.

                 "Loss and Dilution Reserve Percentage" shall mean as of any date of determination the greater of (a) the Specified Loss and Dilution Reserve Percentage and (b) the Dynamic Loss and Dilution Reserve Percentage.

                 "Reference Bank" shall mean for purposes of determining the Yield Rate, Citibank, N.A., a national banking association, its successors and assigns.

                 "Reserve Account" shall have the meaning specified in Section 4.01(b).

                 "Revolving Period" shall mean the period beginning on the Effective Date and terminating on the earlier of (a) the close of business on the Business Day immediately preceding the Amortization Date and (b) the close of business on the Business Day immediately preceding the day on which any Early Amortization Event which has not been waived shall occur; provided, however, that if an Early Amortization Event is waived, the Revolving Period shall be reinstated as though no Early Amortization Event had occurred.

                 "Series Cut-Off Date" shall mean the close of business on November 6, 1994.

                 "Series 1994-1" shall mean the Series of Investor Certificates created pursuant to, and certain Principal Terms of which are specified in, this Series Supplement.

                 "Series 1994-1 Accounts" shall have the meaning specified in
Section 4.01(d).

                 "Series 1994-1 Certificate" shall mean the certificate or, collectively, group of certificates executed by the Transferor and authenticated by the Trustee, substantially in the form of Exhibit A.

                 "Series 1994-1 Certificateholder" shall mean the Holder of the Series 1994-1 Certificate.

                 "Series 1994-1 Certificateholder's Interest" shall mean that portion of the Certificateholders' Interest evidenced by the Series 1994-1 Certificate.

                 "Series 1994-1 Investor Collections" shall mean, as of any date, that portion of the Collections deposited to the Concentration Account on such date equal to the product of the Floating Allocation Percentage on such date and the aggregate amount of such Collections.

                 "Series 1994-1 Partial Amortization Amount" shall mean on any day the product of (a) the Series Allocation Percentage for Series 1994-1 times
(b) the Trust Partial Amortization Amount.

                 "Series 1994-1 Trustee's Account" shall have the meaning specified in Section 4.01(a).

                 "Series Servicing Fee" shall have the meaning specified in
Section 3.01.

                 "Series Trustee's Fee" shall mean one-twelfth of the annual fee set forth in that certain letter agreement dated October 3, 1994 between Geneva Steel Company and Bankers Trust Company.

                 "Undivided Fractional Interest" shall mean the undivided fractional interest in the aggregate Investor Interest evidenced by an Investor Certificate, the numerator of the fraction in such undivided fractional interest being the outstanding Invested Amount of such Investor Certificate at the time of determination and the denominator of such fraction being the aggregate outstanding Invested Amount for all Series at such time.

                 (b) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the term "Rating Agency" shall mean, whenever used in this Series Supplement or the Agreement with respect to Series 1994-1, S&P and Duff & Phelps. As used in this Series Supplement and in the Agreement with respect to Series 1994-1, "highest investment category" shall mean AAA.

                 (c) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in Annex X attached hereto. Each capitalized term defined herein shall relate only to the Series 1994-1 Certificates and no other Series of Certificates issued by the Trust. The definitions in Section 2.01 are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                 (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term "including" means "including without limitation".


                                  ARTICLE III

                                 Servicing Fee

                 SECTION 3.01.    Servicing Compensation.

                 The portion of the Servicing Fee allocable to the Series 1994-1 Certificateholder with respect to any Distribution Date (the "Series Servicing Fee") shall be equal to one-twelfth (1/12) of 0.25% of the Invested Amount; provided, however, that in the case of any Servicer other than Geneva Steel or any Affiliate thereof, the Series Servicing Fee may be a higher fee, as shall be agreed to by the Trustee in its sole discretion, but in no event in excess of a per annum fee equal to one-twelfth (1/12) of 1.00% of the Invested Amount.


                                   ARTICLE IV

                 Rights of Series 1994-1 Certificateholder and
                   Allocation and Application of Collections

                 SECTION 4.01.    Establishment of Series Accounts.
(a) The Servicer, for the benefit of the Series 1994-1 Certificateholder, shall establish and maintain in the name of the Trustee, on behalf of the Trust, with an Eligible Institution a segregated trust account accessible only by the Trustee (the "Series 1994-1 Trustee's Account"), which shall be identified as the "Trustee's Account for the Geneva Steel Trade Receivables Master Trust, Series 1994-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1994-1 Certificateholder.

                 (b) (i) The Servicer, for the benefit of the Series 1994-1 Certificateholder, shall establish and maintain in the name of the Trustee, on behalf of the Trust, with an Eligible Institution a segregated trust account accessible only by the Trustee (the "Reserve Account"), which shall be identified as the "Reserve Account for the Geneva Steel Trade Receivables Master Trust, Series 1994-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1994-1 Certificateholder.

                    (ii) At the direction of the Servicer (which may be a standing direction), funds on deposit in the Reserve Account shall be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 1994-1 Certificateholder. On each Distribution Date all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Account shall be applied as set forth in Section 4.02 of this Series Supplement. Funds on deposit in the Reserve Account shall be invested at the written direction of the Servicer in Eligible Investments that will mature so that such funds will be available on or before the close of business on the Business Day next preceding the following Distribution Date (except for Eligible Investments maintained with the Trustee, which may mature on the last day of such Interest Period or such Distribution Date, as applicable). Funds deposited in the Reserve Account on a Business Day which immediately precedes a Distribution Date upon the maturity of any Eligible Investments may, to the extent otherwise provided herein, but are not required to, be invested overnight.

                 (c) (i) The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in, and all Eligible Investments credited to, the Series 1994-1 Trustee's Account and the Reserve Account (collectively, the "Series 1994-1 Accounts") and in all proceeds thereof. The Series 1994-1 Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Series 1994-1 Certificateholder. If, at any time, any of the Series 1994-1 Accounts are held by an institution other than an Eligible Institution, the Trustee (or the Servicer on its behalf) shall within 10 Business Days establish a new corresponding Series 1994-1 Account meeting the conditions specified in paragraph (a), (b)(i) or (c)(i) above, as applicable, and shall transfer any cash and/or any investments to such new corresponding Series 1994-1 Account. Neither the Transferor, the Servicer nor any person or entity claiming by, through or under the Transferor, the Servicer or any such person or entity shall have any right, title or interest in, or any right to withdraw any amount from, any Series 1994-1 Account, except as expressly provided herein. Schedule 1, which is hereby incorporated into and made part of this Series Supplement, identifies each Series 1994-1 Account by setting forth the account number of each such account, the account designation of each such account and the name and location of the institution with which such account has been established. If a substitute Series 1994-1 Account is established pursuant to this Section, the Servicer shall promptly provide to the Trustee an amended

Schedule 1, setting forth the relevant information for such substitute Series 1994-1 Account.

                 (ii) Notwithstanding anything herein to the contrary, the Servicer shall have the power, revocable by the Trustee, to instruct the Trustee to make allocations, withdrawals and set aside payments from the Series 1994-1 Accounts for the purposes of carrying out the Servicer's or Trustee's duties hereunder; provided, however, that in the event that the Trustee revokes the power so granted to the Servicer hereunder, the Trustee shall make such calculations as may be necessary to make allocations, withdrawals and set aside payments from the Series 1994-1 Accounts for the purposes of carrying out the Servicer's or Trustee's duties hereunder.

                 (iii) Notwithstanding anything herein to the contrary, the Servicer shall have the power, revocable by the Transferor, to instruct the Trustee to make allocations, withdrawals and set aside payments from the Transferor's Account for the purposes of carrying out the Servicer's or the Transferor's duties hereunder; provided, however, that in the event that the Transferor revokes the power so granted to the Servicer hereunder, the Transferor must make such calculations as may be necessary to make allocations, withdrawals and set aside payments from the Transferor's Account for the purposes of carrying out the Servicer's or the Transferor's duties hereunder.

                 (d) Unless otherwise agreed to in writing by the Rating Agency, at no time may greater than 10% of the outstanding principal balance of the Certificates be invested in Eligible Investments (other than (i) obligations of the United States government or agencies the obligations of which are guaranteed by the United States government ,(ii) demand deposit accounts, (iii) repurchase agreements and (iv) commercial accounts) of any single entity or its Affiliates.

                 (e) Any request by the Servicer to invest funds on deposit in any Series 1994-1 Account shall be in writing, or by telephone, confirmed promptly in writing, and shall certify that the requested investment is an Eligible Investment which matures at or prior to the time required hereby.

                 (f) The Series 1994-1 Accounts shall initially be established at Bankers Trust Company.

                 SECTION 4.02. Settlement Procedures. (a) Revolving Period. On each Deposit Date during each Collection Period during the Revolving Period, unless a Partial Amortization Period or a Cure Period shall have commenced and be continuing, the Servicer shall instruct the Trustee by a Daily Report delivered to the Trustee by 12:00 noon, New York City time, to, and the Trustee shall, in accordance with such Daily Report at such time and in the following order:

                 (i) allocate Collections received since receipt of the last such Daily Report and held in the Concentration Account on such day, based on the Floating Allocation Percentage on such day and the Daily Report, either as Series 1994-1 Investor Collections, Collections allocable to another Series or Transferor Collections;

                (ii) out of such Series 1994-1 Investor Collections, allocate to, and hold in trust in the Concentration Account for the Series 1994-1 Certificateholder, the Trustee and the Servicer, an amount equal to the Discount Amount for such day to the extent such amount has not been previously so allocated;

               (iii) deposit the remainder of such Series 1994-1 Investor Collections (including funds, if any, previously held as Discount Amount in the Concentration Account and no longer required to be so held) to the Transferor's Account to be invested in Receivables by the Transferor or otherwise applied as specified in the Receivables Purchase Agreement; and

                (iv) deposit to the Transferor's Account, the Transferor Collections and, to the appropriate account pursuant to the applicable Series Supplement, all Collections allocable to another Series.

                 On the Business Day immediately prior to (A) a Distribution Date, in the case of any Increase in respect of which the Yield Rate shall be determined by reference to the Pool Rate, and the last day of the Interest Period for each Increase, in the case of any Increase in respect of which the Yield Rate shall be determined by reference to the CP Rate, the Servicer shall direct the Trustee to, and the Trustee shall, deposit to the Series 1994-1 Trustee's Account for the account of the Series 1994-1 Certificateholder that portion of the Discount Amount allocated and held in trust as described in clause (ii) above equal to the Yield for such Increase, payable with respect to the immediately preceding Interest Period, in the case of any Increase in respect of which the Yield Rate shall be determined by reference to the Pool Rate, and payable with respect to such Interest Period, in the case of any Increase in respect of which the Yield Rate shall be determined by reference to the CP Rate; (B) a Distribution Date, the Servicer shall direct the Trustee to, and the Trustee shall, deposit to the Series 1994-1 Trustee's Account for the account of the Series 1994-1 Certificateholder, the Trustee and the Servicer, that portion of the Discount Amount allocated and held in trust as described in clause (ii) above equal to the sum of (1) the Monthly Trust Expense Amount and (2) the Monthly CRC Expense Amount; and (C) a Business Day on which the Transferor elects to decrease an Increase or portion thereof, the Servicer shall direct the Trustee to, and the Trustee shall, deposit for the account of the Series 1994-1 Certificateholder that portion of the Discount Amount allocated and held in trust as described in clause (ii) above equal to the Yield plus any Breakage Costs for such Increase or portion thereof to be decreased; provided, however, that the Servicer shall direct the Trustee to, and the Trustee shall, deposit to the Series 1994-1 Trustee's Account that portion of the Discount Amount allocable to the Trustee's expenses and Monthly CRC Expense Amounts; provided, that the Servicer shall direct the Trustee to, and the Trustee shall, deposit such Trustee's expenses only to the extent of expenses actually incurred by the Trustee (as certified to the Servicer in writing by the Trustee) during the Collection Period relating to such Distribution Date or remaining unpaid with respect to any prior Collection Period.

                 (b) Partial Amortization Period or Cure Period. On each Deposit Date during each Collection Period if and so long as a Partial Amortization Period or Cure Period shall have commenced and be continuing, the Servicer shall instruct the Trustee by a Daily Report delivered to the Trustee by 12:00 noon, New York City time, to, and the Trustee shall, in accordance with such Daily Report at that time and in the following order:

                 (i) allocate Collections received since receipt of the last such Daily Report and held in the Concentration Account, based on the Floating Allocation Percentage for such Partial Amortization Period or Cure Period and the Daily Report, either as Series 1994-1 Investor Collections, Collections allocable to another Series or as Transferor Collections;

                (ii) set aside and hold in trust in the Concentration Account for the Series 1994-1 Certificateholder, the Trustee and the Servicer an amount equal to the Discount Amount in the manner set forth in clause (a)(ii) of this Section 4.02;

            (iii) (A) in the case of a Partial Amortization Period, set aside and hold in trust in the Concentration Account for the Series 1994-1 Certificateholder such Series 1994-1 Investor Collections up to an amount equal to the Series 1994-1 Partial Amortization Amount and (B) in the case of a Cure Period, deposit such Series 1994-1 Investor Collections to the Reserve Account in an amount up to the amount sufficient (if added to the amounts on deposit in the Reserve Accounts of all outstanding Series) to equal the insufficiency between the Net Receivables Balance and the Required Net Receivables Balance;

             (iv) deposit the remainder of such Series 1994-1 Investor Collections (including funds, if any, previously held as the Discount Amount in the Concentration Account and no longer required to be so held) to the Transferor Account to be invested in Receivables by the Transferor and otherwise set aside and held as specified in the Receivable Purchase Agreement; and

              (v) deposit to the Transferor's Account the Transferor Collections and, to the appropriate account pursuant to the applicable Series Supplement, all Collections allocable to another Series.

                 On the Business Day immediately following the day on which any Partial Amortization Period ends, the Servicer shall direct the Trustee to, and the Trustee shall, deposit to the Series 1994-1 Trustee's Account for the account of the Series 1994-1 Certificateholder the amount set aside as described in clause (iii) (A) of this Section 4.02(b), but not to exceed the Invested Amount; provided, however, that if such following Business Day is a Distribution Date, a day on which the Transferor elects to decrease an Increase or a day on which an Increase matures, the Servicer shall also direct the Trustee to, and the Trustee shall, deposit to the Series 1994-1 Trustee's Account for the account of the Series 1994-1 Certificateholder, the Trustee and the Servicer, from funds held in the Concentration Account as Discount Amount pursuant to clause (ii) of this Section 4.02(b), the funds necessary to be distributed on such date as Yield or other amounts due and payable from the Discount Amount.

                 On the Business Day immediately prior to (A) a Distribution Date, in the case of any Increase in respect of which the Yield Rate shall be determined by reference to the Pool Rate, and the last day of the Interest Period for each Increase, in the case of any Increase in respect of which the Yield Rate shall be determined by reference to the CP Rate, the Servicer shall direct the Trustee to, and the Trustee shall, deposit to the Series 1994-1 Trustee's Account for the account of the Series 1994-1 Certificateholder, that portion of the Discount Amount allocated and held in trust as described in clause (ii) above equal to the Yield for such Increase, payable with respect to the immediately preceding Interest Period, in the case of any Increase in respect of which the Yield Rate shall be determined by reference to the Pool Rate, and payable with respect to such Interest Period for each Increase, in the case of any Increase in respect of which the Yield Rate shall be determined by reference to the CP Rate; (B) a Distribution Date, the Servicer shall direct the Trustee to, and the Trustee shall, deposit to the Series 1994-1 Trustee's Account for the account of the Series 1994-1 Certificateholder, the Trustee and the Servicer, that portion of the Discount Amount allocated and held in trust as described in clause (ii) above equal to the sum of (1) the Monthly Trust Expense Amount and
(2) the Monthly CRC Expense Amount; and (C) a Business Day on which the Transferor elects to decrease an Increase or portion thereof, the Servicer shall direct the Trustee to, and the Trustee shall, deposit for the account of the Series 1994-1 Certificateholder that portion of the Discount Amount allocated and held in trust as described in clause (ii) above equal to the Yield plus any Breakage Costs for such Increase or portion thereof to be decreased; provided, however, that the Servicer shall direct the Trustee to, and the Trustee shall, deposit to the Series 1994-1 Trustee's Account that portion of the Discount Amount allocable to the Trustee's expenses only to the extent of expenses actually incurred by the Trustee (as certified to the Servicer in writing by the Trustee) during the Collection Period relating to such Distribution Date or remaining unpaid with respect to any prior Collection Period.

                 All funds held in the Concentration Account during a Partial Amortization Period as all or a portion of the Series 1994-1 Partial Amortization Amount shall remain in the Concentration Account, without reduction, until such funds are distributed to the Investor Certificateholder as provided in Section 6.01(d) hereof.

                 (c)  Early Amortization Period or Amortization Period.   On
each Deposit Date during an Early Amortization Period or the Amortization Period, the Servicer shall instruct the Trustee by a Daily Report delivered to the Trustee by 12:00 noon, New York City time, to, and the Trustee shall, in accordance with such Daily Report at that time and in the following order:

                 (i) allocate Collections received since receipt of the last such Daily Report and held in the Concentration Account, based on the Floating Allocation Percentage for such Early Amortization Period or the Amortization Period, as the case may be, and the Daily Report, either as Series 1994-1 Investor Collections, Collections allocable to another Series or as Transferor Collections;

                (ii) set aside and hold in trust in the Concentration Account for the Series 1994-1 Certificateholder, the Trustee and the Servicer, an amount equal to the Discount Amount in the manner set forth in clause (a)(ii) of this Section 4.02 plus all of such Series 1994-1 Investor Collections; and

               (iii) deposit to the Transferor's Account all Transferor Collections and, to the appropriate account pursuant to the applicable Series Supplement, all Collections allocable to another Series.

                 The Servicer shall direct the Trustee to, and the Trustee shall, deposit to the Series 1994-1 Trustee's Account for the account of the Series 1994-1 Certificateholder, the Trustee and the Servicer, as applicable
(a) all amounts set aside as described in clause (ii) of this Section 4.02(c),
(b) the amount of Cure Funds on deposit in the Reserve Account and (c) the amount of funds held in the Concentration Account representing all or a portion of the Series 1994-1 Partial Amortization Amount as follows: (i) on the Business Day immediately prior to the Distribution Date, in the case of any Increase in respect of which the Yield Rate shall be determined by reference to the Pool Rate, and the last Business Day of the Interest Period for any Increase, in the case of any Increase in respect of which the Yield Rate shall be determined by reference to the CP Rate, in aggregate not to exceed the sum of (A) the Yield for such maturing Increase, plus (B) the portion of the Invested Amount represented by such Increase; and (ii) on the Business Day immediately prior to each Distribution Date, in the aggregate not to exceed the sum of (A) the Monthly CRC Expense Amount, (B) the Monthly Trust Expense Amount and (C) the aggregate of all other amounts then due and owing to the Series 1994-1 Certificateholder hereunder.

                 (d) Interest Period. On the Business Day immediately prior to any Distribution Date, for any Increase, the Yield Rate in respect of which shall be determined by reference to the Pool Rate, and the last day of the Interest Period, for any Increase, the Yield Rate in respect of which shall be determined by reference to the CP Rate, the Transferor may (i) instruct the Servicer to direct the Trustee (as set forth in the Daily Report) to, and the Trustee shall, deposit to the Series 1994-1 Trustee's Account all or a portion of (A) the Collections otherwise to be deposited into the Transferor's Account pursuant to Sections 4.02(a)(iii) and (iv) and (B) the Discount Amount held in the Concentration Account pursuant to Section 4.02(a)(ii), and (ii) deposit to the Series 1994-1 Trustee's Account the Transferor's own funds, in each case for distribution on the next Business Day to the Holders of Series 1994-1 Certificate to decrease the amount of the Increase, plus Yield accrued thereon, pursuant to Section 6.01(d).

                 (e) Deposit of Transferor Amounts. On any Business Day during the Revolving Period the Transferor may (i) instruct the Servicer to direct the Trustee (as set forth in the Daily Report) to, and the Trustee shall, deposit to the Series 1994-1 Trustee's Account all or a portion of (A) the Collections otherwise to be deposited into the Transferor's Account pursuant to Sections 4.02(a)(iii) and (iv) and (B) the Discount Amount held in the Concentration Account pursuant to Section 4.02(a)(ii), and (ii) deposit to the Series 1994-1 Trustee's Account the Transferor's own funds, in each case for distribution on the third Business Day thereafter, in the case of any Increase the Yield Rate in respect of which shall be determined by reference to the Pool Rate, and the next Business Day in the case of any Increase the Yield Rate in respect of which shall be determined by reference to the CP Rate, pursuant to Section 6.01(c) to the Series 1994-1 Certificateholder to decrease in whole or in part the balance of any outstanding Increase, including Yield accrued thereon, and any Breakage Costs.

                 (f) Transferor Account Cure Funds. On any Business Day during the Revolving Period, the Transferor may instruct the Servicer (which may be a standing instruction) to direct the Trustee by an Officer's Certificate delivered to the Trustee by noon New York City time, to, and the Trustee shall, deposit to the Transferor's Account Cure Funds, if any, held in the Reserve Account, provided, that the Transferor shall have delivered to the Trustee at the time of such request an Officer's Certificate (in substantially the form of Exhibit D hereto) stating that, after taking account of the requested withdrawal from the Reserve Account, the Net Receivables Balance on such day is equal to or greater than the Required Net Receivables Balance and setting forth the calculations supporting such statement.

                 (g)  Termination of Amortization Period.  On the Business
Day prior to any Distribution Date during an Early Amortization Period or the Amortization Period, the Transferor may deposit to the Series 1994-1 Trustee's Account funds in an amount sufficient, when added to the amounts deposited to the Series 1994-1 Trustee's Account pursuant to Section 4.02(c), to reduce the Invested Amount to zero on such Distribution Date. Upon the termination of the Amortization Period, the Servicer shall instruct the Trustee to, and the Trustee shall, withdraw from the Reserve Account all remaining Cure Funds on deposit therein and deposit such funds to the Series 1994-1 Trustee's Account for use by the Paying Agent in making the distribution required under Section 6.01(e).


                                   ARTICLE V

                             Conditions to Increase

                 SECTION 5.01. Conditions to Increases. During the Revolving Period, the Transferor may from time to time separately or simultaneously (a) request increases in the Invested Amount and (b) extend the Interest Period of an Increase pursuant to the terms of the Certificate Purchase Agreement. The funding, or extension, of each such Increase will be subject to the following conditions:

                 (i) no Early Amortization Event and no event that (a) if notice of such event were given or (b) after a specified amount of time had elapsed would become an Early Amortization Event shall have occurred and be continuing;

                (ii) each such Increase funded by the Certificate Agent on behalf of the Series 1994-1 Certificateholders shall constitute a representation and warranty by the Transferor that no Early Amortization Event shall have occurred and be continuing on the date of such Increase;

               (iii)  such Increase is permitted under the terms of Sections
        4.01 and 4.02 of the Certificate Purchase Agreement;

                (iv) any and all representations and warranties made by the Transferor and by the Servicer herein shall be true and correct in all material respects, as if repeated on such date with respect to the facts and circumstances then existing except as the same are limited by the terms thereof to a specific date;

                 (v) after making such Increase, the Invested Amount shall not exceed the Maximum Invested Amount;

                (vi) the Certificate Agent shall have received the Daily Report by 12:00 noon (New York City time) on the day of such Increase;

               (vii)  the Revolving Period shall not have ended;

              (viii) the Transferor shall have delivered to the Trustee the Officer's Certificate in substantially the form of Exhibit A to the Certificate Purchase Agreement; and

                (ix) the last day of the related Interest Period shall occur on or before the Expected Final Payment Date.


                                   ARTICLE VI

                          Distributions and Reports to
                        Series 1994-1 Certificateholder

                 SECTION 6.01. Distributions. (a) On the Distribution Date with respect to each Collection Period, the Paying Agent shall distribute the amount of funds on deposit in the Series 1994-1 Trustee's Account on such Distribution Date, in the following order of priority, in accordance with the Servicer's Determination Date Certificate:

                          (i) to the Trustee, the accrued and unpaid Series Trustee's Fee and expenses of the Trustee, not in excess of the product of (A) $2,500 and (B) the Series Allocation Percentage for Series 1994-1;

                         (ii) to the Servicer (if the Servicer is other than Geneva Steel), the accrued and unpaid Series Servicing Fee;

                        (iii)  to the Certificate Agent, Breakage Costs;

                         (iv) if such Distribution Date occurs during an Early Amortization Period or the Amortization Period, to the Trustee, Trustee's accrued and unpaid expenses in excess of the product of (A) $2,500 and (B) the Series Allocation Percentage for Series 1994-1;

                      (v) to a Successor Servicer, Service Transfer expenses incurred by such Successor Servicer which have not been paid by the initial Servicer; and

                     (vi) to the Servicer (if the Servicer is Geneva Steel), the accrued and unpaid Series Servicing Fee.

                 (b) On the Distribution Date following each Interest Period for any Increase, the Yield Rate in respect of which shall be determined by reference to the Pool Rate, and on the last Business Day of any Interest
Period for any Increase, the Yield Rate in respect of which shall be determined by reference to the CP Rate, the Paying Agent shall distribute the amount of funds on deposit in the Series 1994-1 Trustee's Account on such Business Day pursuant to Section 4.02(d), in the following order of priority, in accordance with the Daily Report:

                 (i) to the Investor Certificateholder, as payment of accrued and unpaid Yield on such Increase; and

                (ii) unless (A) a Partial Amortization Period shall have occurred and be continuing or (B) the Transferor has selected an Additional Interest Period for such Increase (pursuant to Section 2.05(d) of the Certificate Purchase Agreement), to the Investor Certificateholder, in reduction of the amount of such Increase.

                 (c) During the Revolving Period, on any Business Day other than the Distribution Date following the last day of any Interest Period for any Increase, the Yield Rate in respect of which shall be determined by reference to the Pool Rate, and on any Business Day other than the last day of any Interest Period for any Increase, the Yield Rate in respect of which shall be determined by reference to the CP Rate, if and so long as a Partial Amortization Period shall not have occurred and be continuing, the Paying Agent shall distribute the funds deposited in the Series 1994-1 Trustee's Account on the preceding Business Day pursuant to Section 4.02(e), in the following order of priority, in accordance with the Daily Report:

                 (i) to the Investor Certificateholder, payment of accrued and unpaid Yield on such Increase and any Breakage Costs then due and payable with respect to such Increase; and

                (ii) to the Investor Certificateholder, in reduction of the amount of such Increase.

                 (d) During the Partial Amortization Period, Early Amortization Period or Amortization Period, on any Business Day other than the Distribution Date for any Increase, the Yield Rate in respect of which shall be determined by reference to the Pool Rate, or the last Business Day of any Interest Period for any Increase, the Yield Rate in respect of which shall be determined by reference to the CP Rate, the Paying Agent shall distribute the funds deposited in the Series 1994-1 Trustee's Account on the preceding Business Day pursuant to Section 4.02(c), in the following order of priority, in accordance with the Daily Report:

                 (i) to the Investor Certificateholder, payment of accrued and unpaid Yield on such Increase and any Breakage Costs then due and payable with respect to such Increase, the Yield Rate in respect of which shall be determined by reference to the Pool Rate; and

                (ii) to the Investor Certificateholder, in reduction of the amount of such Increase.

                 (e) During the Revolving Period, on the Business Day immediately following the day on which a Partial Amortization Period ends, the Paying Agent shall distribute the amount of funds representing the Series 1994-1 Partial Amortization Amount that have been deposited during the Partial Amortization Period to the Series 1994-1 Trustee's Account pursuant to Section 4.02(b)(iii)(A) to the Series 1994-1 Certificateholder.

                 (f) Upon the payment in full to the Series 1994-1 Certificateholder of the Invested Amount on the last day of an Early Amortization Period or the Amortization Period, all accrued and unpaid Yield on the Series 1994-1 Certificate and all other amounts then due and owing it hereunder, the payment in full of all Monthly Trust Expense Amounts and the payment in full of all Monthly CRC Expense Amounts then due and owing, all amounts remaining on deposit in the Series 1994-1 Trustee's Account shall be distributed by the Paying Agent to the Holder of the Transferor Certificate, and all amounts, if any, remaining in the Geneva Steel Collection Accounts, the Concentration Account and the Reserve Account shall be distributed by the Paying Agent to the Holder of the Transferor Certificate; provided, however, that if at any time after the payment that would have otherwise resulted in such payment in full, such payment is rescinded or must otherwise be returned for any reason, effective upon such rescission or return such payment in full shall automatically be deemed, as between the Investor Certificateholder and the Transferor, never to have occurred, and the Transferor shall be required, to the extent it received any amounts under this Section 6.01(e), to remit to the Investor Certificateholder an amount equal to the rescinded or returned payment.

                 (g) Except as provided in Section 12.02 of the Agreement with respect to a final distribution, distributions to the Series 1994-1 Certificateholder hereunder shall be made by wire transfer to such account as may be designated in writing, received by the Paying Agent on or prior to the relevant Record Date, by the Series 1994-1 Certificateholder without presentation or surrender of the Series 1994-1 Certificate or the making of any notation thereon. In the absence of such timely wire transfer instructions, payment will be made on the relevant Distribution Date by check to the address of record as of the relevant Record Date of the Series 1994-1 Certificateholder.

                 SECTION 6.02. Annual Certificateholder's Statement. On or before January 31 of each calendar year, beginning with January 31, 1995, the Servicer shall provide to the Paying Agent and the Paying Agent shall forward or cause to be forwarded to any Person who at any time during the preceding calendar year was a Certificateholder, a statement prepared by the Servicer containing any information which is required to be contained in the Determination Date Certificates provided to the Series 1994-1 Certificateholder pursuant to Section 3.05(b) of the Agreement, aggregated for such calendar year or the applicable portion thereof during which such Person was a Certificateholder, together with other information as is required to be provided under the Internal Revenue Code and such other customary information as in each case is in the possession of the Transferor or the Servicer as is necessary to enable the Series 1994-1 Certificateholder to prepare the portion of its tax returns relating to the distributions hereunder. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Internal Revenue Code as from time to time in effect.


                                  ARTICLE VII

                           Early Amortization Events

                 SECTION 7.01. Additional Early Amortization Events. The following Early Amortization Event is applicable to the Series

1994-1 Certificate in addition to those specified in Section 9.01 of the Pooling and Servicing Agreement:

                 The Transferor shall at any time fail to maintain a tangible net worth of at least 9.0% of the Outstanding Balance of Transferor Receivables and such failure shall remain unremedied for a period of 30 days.


                                  ARTICLE VIII

                            Miscellaneous Provisions

                 SECTION 8.01. Ratification of Agreement. As supplemented by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

                 SECTION 8.02. Counterparts. This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                 SECTION 8.03. Governing Law; Jurisdiction; Consent. (a) Governing Law. This Series Supplement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                 (b) Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any federal court of the United States of America sitting in New York City or if jurisdiction is not available in such federal court, New York State court, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Series Supplement, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.

                 (c) Consent to Service of Process. Each party to this Series Supplement irrevocably consents to service of process in the manner provided for notices in Section 13.05 of the

Agreement. Nothing in this Series Supplement will affect the right of any party to this Series Supplement to serve process in any other manner permitted by law.

                 SECTION 8.04. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Series Supplement, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Transferor.

                 SECTION 8.05. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Bankers Trust Company, not individually or personally, but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) except with respect to Section 11.15 of the Pooling and Servicing Agreement, the representations, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by Bankers Trust Company, but are made and intended for the purpose of binding only the Trust, and (c) under no circumstances shall Bankers Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement except to the extent such breach or failure resulted from the gross negligence, bad faith or wilful misconduct of the Trustee and provided, however, Bankers Trust Company shall be liable in its individual capacity for any tax assessed against Bankers Trust Company based on or measured by any fees, commissions, compensation or other amounts received by it for or as a result of its acting as Trustee.

                 IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

                                        GENEVA STEEL FUNDING CORPORATION,
                                          Transferor


                                        By:       Richard D. Clayton
                                           ------------------------------
                                           Name:  Richard D. Clayton
                                           Title: President


                                        GENEVA STEEL COMPANY, Servicer


                                        By:       Dennis L. Wanlass
                                           ------------------------------
                                           Name:  Dennis L. Wanlass
                                           Title: Vice President

                                        BANKERS TRUST COMPANY, not in its
                                             individual capacity, but
                                             solely as Trustee


                                        By:       Sandra Whalen
                                           ------------------------------
                                           Name:  Sandra Whalen
                                           Title: Asst. Vice President

                                                                       EXHIBIT A

                   FORM OF SERIES 1994-1 INVESTOR CERTIFICATE

REGISTERED

                 THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

100 Percentage Interest

                                 SERIES 1994-1

            FLOATING RATE TRADE RECEIVABLES ASSET BACKED CERTIFICATE
                         This certificate represents an
                  undivided interest in certain assets of the

                  GENEVA STEEL TRADE RECEIVABLES MASTER TRUST

the corpus of which consists primarily of certain receivables generated from time to time by Geneva Steel Company ("Geneva Steel") and purchased by Geneva Steel Funding Corporation, a Utah corporation (the "Transferor"), from Geneva Steel, which in turn transfers and assigns such receivables to Bankers Trust Company (the "Trustee") on behalf of the Geneva Steel Trade Receivables Master Trust. This floating rate trade receivables asset backed certificate (the "Investor Certificate") does not represent any obligation of any kind whatsoever of, and is not guaranteed by, the Transferor, Geneva Steel or any Affiliate thereof.

                 This certifies that _________________________, (the "Investor Certificateholder") is the registered owner of a fractional undivided interest in the assets of the Geneva Steel Trade Receivables Master Trust (the "Trust"), created pursuant to the Series 1994-1 Supplement dated as of November 4, 1994 (the "Series 1994-1 Supplement") to the Pooling and Servicing Agreement, dated as of November 4, 1994 (as further modified, amended, restated or supplemented from time to time, the "Agreement"), by and among the Transferor, Geneva Steel, as Servicer (the "Servicer"), and Bankers Trust Company, not in its individual capacity, but solely as trustee (the "Trustee"). Unless the certificate of authentication hereon has been executed by an authorized signatory of the Trustee by manual signature, this Investor Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 Reference is hereby made to the further provisions of this Investor Certificate set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 This Investor Certificate represents the entire aggregate invested amount of the Investor Certificate issued on November 4, 1994.

                 The holder of this Investor Certificate, represents, acknowledges and agrees that: (1) this Investor Certificate is a "restricted" security which has not been and will not be registered under the Act; and (2) if it should decide to dispose of this Investor Certificate or any part thereof or interest therein, it will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of this Investor Certificate except, (A) pursuant to Rule 144A under the Act, (B) to a sophisticated institutional investor that is an "accredited investor" (within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Act) in a transaction not involving any general solicitation or advertising as evidenced by a certificate of the proposed officer, purchaser, transferor, or pledgee thereof delivered to the Trustee or (C) pursuant to any other exemption from the registration requirements of the Act in each case in accordance with any applicable state laws governing the offer or sale of securities; provided, however, that in the case of clauses (B) and (C), the Trustee shall receive from the proposed transferee, prior to the Trustee being required to effect the transfer of this Certificate, a written opinion of counsel stating that such transfer is exempt from the registration requirements of the Act.

                 The corpus of the Trust consists of (i) a portfolio of certain receivables (the "Receivables") identified under the Agreement from time to time, (ii) funds collected or to be collected from Obligors in respect of the Receivables, (iii) all funds which are from time to time on deposit in the Concentration Account and any other account or accounts held for the benefit of the Investor Certificateholder, and (iv) other assets and interests constituting the Trust Assets. Although a summary of certain provisions of the Agreement is set forth below, this Investor Certificate does not purport to summarize the Agreement and the Series 1994-1 Supplement and is qualified in its entirety by the terms and provisions of the Agreement and the Series 1994-1 Supplement. Reference is made to the Agreement and the Series 1994-1 Supplement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee, the Servicer and the other parties bound by the Agreement and the Series 1994-1 Supplement. A copy of the Agreement and the Series 1994-1 Supplement may be requested by writing to the Trustee at Four Albany Street, 10th Floor, New York, New York, 10006, Attention: Corporate Trust and Agency Group / Structured Finance Team (facsimile: (212) 250-6439) at the expense of the Transferor. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement and the Series 1994-1 Supplement.

                 This Investor Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the Series 1994-1 Supplement, to which Agreement and the Series 1994-1 Supplement, as further supplemented and amended from time to time in accordance with the terms thereof, the Investor Certificateholder by virtue of the acceptance hereof assents and is bound.

                 The Trust Assets are allocated in part to the Investor Certificateholder and the certificateholders of other Series, if any, with the remainder allocated to the holder of the Transferor Certificate. The Investor Certificate represents an undivided fractional beneficial interest in such Trust Assets so allocated and the right to receive, to the extent necessary to make the required payments with respect to the Investor Certificate, at the times and in the amounts specified in the Agreement, of Series 1994-1 Investor Collections from time to time. The Transferor Certificate represents the interest in the Trust Assets not represented by the Certificateholders of all Series.

                 The Initial Invested Amount of the Investor Certificate on November 7, 1994 is $24,700,000. The Invested Amount of this Investor Certificate with respect to any date will be an amount equal to (a) the Initial Invested Amount, plus (b) the aggregate amount of any Increases funded on or prior to such date, minus (c) the amount of any distributions to the Investor Certificateholder in reduction of the Invested Amount on or prior to such date pursuant to the terms of the Agreement. The Initial Invested Amount and the amount of any Increases and distributions of Increases to the Investor Certificateholder shall be recorded on the Certificate Register.

                 Yield with respect to the Investor Certificate shall be distributed to the Investor Certificateholder on each date on which an Increase is decreased and as otherwise provided in the Agreement and the Series 1994-1 Supplement. Payment of any Yield on this Investor Certificate will be made or caused to be made by the Trustee to the person in whose name such Investor Certificate is registered at the close of business on the Record Date. Payment of such Yield will be made by wire transfer to a designated account maintained by the Holder, provided that such Holder has provided the Paying Agent with the wire transfer designation, in writing, received by the Paying Agent on or prior to the relevant Record Date. In the absence of such timely wire transfer instructions, payment will be made by check to the address of record of the Holder.

                 The Revolving Period under the Agreement shall terminate on the earliest to occur of the close of business on (a) the Amortization Date and
(b) the Business Day immediately preceding the day on which any Early Amortization Event which has not been waived shall occur.

                 The Transferor may elect to pay all or a portion of the Invested Amount on any Business Day pursuant to Section 4.02(e) of the Series 1994-1 Supplement to the Agreement.

                 Payments in reduction of Invested Amounts of this Investor Certificate will be made by transfer to an account maintained by the Holder. The final distribution on the Investor Certificate will be made after due notice by the Trustee of the pendency of such distribution and, if such Investor Certificateholder is not an insurance company or an institutional investor, only upon presentation and surrender of this Investor Certificate at the Corporate Trust Office of the Trustee. Upon payment of all accrued and unpaid Yield on the Invested Amount and all other amounts due and owing under the Agreement and the Series 1994-1 Supplement, the payment in full of all Monthly Trust Expense Amounts and Monthly CRC Expense Amounts, the Holder shall have no further interest in the assets of the Trust.

                 The Agreement and the Series 1994-1 Supplement may be amended by the Transferor, the Servicer and the Trustee, without the consent of any Investor Certificateholder, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, or (iii) to add any other provisions with respect to matters or questions arising under the Agreement and the Series 1994-1 Supplement which are not inconsistent with the provisions of the Agreement and the Series 1994-1 Supplement; provided, that any amendment pursuant to clause (iii) above shall not, as evidenced by an Opinion of Counsel, cause any adverse tax effect or otherwise adversely affect in any material respect, the enforceability of the Supplement by such Investor Certificateholders.

         The Agreement also may be amended by the Servicer, the Transferor and the Trustee, with the consent of the Investor Certificateholders owning a Majority in Interest of the Investor Certificates of each adversely affected Series, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of, the Agreement, or modifying in any manner the rights of the Investor Certificateholders of such Series; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made to any Certificateholder without the consent of such Certificateholder, (b) change the definition of or the manner of calculating the Certificateholders' Interest or the Aggregate Certificateholders' Interest or any Investor Certificateholder's interest therein without the consent of each affected Investor Certificateholder, (c) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Certificateholder or
(d) cause any adverse tax effect for any Investor Certificateholder without the consent of each affected

Investor Certificateholder. Any such amendment and any such consent by the holder of this Investor Certificate shall be conclusive and binding on such Investor Certificateholder and upon all future holders of this Investor Certificate and of any Investor Certificate issued in exchange hereof or in lieu hereof whether or not notation thereof is made upon this Investor Certificate.

                 The Investor Certificate is only issuable in registered form without coupons in denominations of $500,000 and integral multiples of $1,000 in excess thereof. The Investor Certificate is transferable, pursuant to the terms of Section 6.01 of the Certificate Purchase Agreement, upon surrender of the Investor Certificate, and any other required documents, to the corporate trust office of the Trustee at Four Albany Street, 10th Floor, New York, New York, 10006, Attention: Corporate Trust and Agency Group / Structured Finance Team (facsimile: (212) 250-6439), where a newly executed and authenticated Investor Certificate in the name of the designated transferee will be delivered.

                 As provided in the Agreement and the Series 1994-1 Supplement and subject to certain limitations therein set forth, this Investor Certificate is exchangeable for a new Investor Certificate evidencing a like fractional undivided interest in the Trust Assets, as requested by the Investor Certificateholder surrendering this Investor Certificate. No service charge will be imposed for any such transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                 This Investor Certificate shall be construed in accordance with and governed by the laws of the State of New York without reference to its conflict of law provisions.

                 IN WITNESS WHEREOF, the Transferor has caused this Investor Certificate to be duly executed.


                                         GENEVA STEEL FUNDING CORPORATION


                                         By:
                                            -----------------------------
                                            Name:
                                            Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                 This is the Investor Certificate described in the within-mentioned Agreement and Series 1994-1 Supplement.



Dated:
      ------------------------

BANKERS TRUST COMPANY,
not in its individual capacity
but solely as Trustee


By:                             OR
   ---------------------------       ---------------------------
   Authorized Signatory              as Authenticating Agent
                                       for the Trustee

                                     By:
                                         -----------------------
                                         Authorized Officer

                                   ASSIGNMENT

                 FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ___________________ whose taxpayer identification number is _________________________ and whose address including postal zip code is _______________ the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing ______________ attorney-in-fact to transfer said Certificate on the books of the Trustee with full power of substitution in the premises.

                 In connection with the transfer of this Certificate, the undersigned holder certifies that:

                                  [CHECK ONE]

/ /      (A)              This Certificate is being transferred to a "qualified
                          institutional buyer" as defined in Rule 144A under the Act, in compliance with the exemption from registration under the Act provided by Rule 144A.

/ /      (B)              This Certificate is being transferred to a
                          sophisticated institutional investor which is an "accredited investor" (within the meaning of Rule
                          501(a)(1), (2), (3) or (7) under the Act) in a
                          transaction not involving any general solicitation or advertising.

/ /      (C)              This Certificate is being transferred in compliance
                          with another exemption from registration under the Act.

Dated:                                  Name:
      ----------------------                   ---------------------------------
                                        By:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                        NOTICE:  The signature of the holder of
                                        this assignment must correspond with the name as written upon the face of the within instrument in every particular, without any change whatsoever.

* If Box B or C is checked, the Trustee shall receive from the proposed transferee, prior to the Trustee being required to effect the transfer of this Certificate, a written opinion of counsel stating that such transfer is exempt from the registration requirements of the Act.

                              SIGNATURE GUARANTEED


                  ___________________________________________

IF NONE OF THE FOREGOING BOXES IS CHECKED, THE TRUSTEE SHALL NOT BE OBLIGATED TO REGISTER THIS CERTIFICATE IN THE NAME OF ANY PERSON OTHER THAN THE HOLDER HEREOF UNLESS AND UNTIL THE CONDITIONS TO ANY SUCH TRANSFER OF REGISTRATION SET FORTH HEREIN, ON THE FACE HEREOF AND IN THE AGREEMENT AND THE SERIES 1994-1 SUPPLEMENT, SHALL HAVE BEEN SATISFIED.

                                                                       EXHIBIT B

                     FORM OF DETERMINATION DATE CERTIFICATE


[Intentionally omitted. The Registrant shall furnish supplementally a copy of this exhibit to the Commission upon request.]

                                                                       EXHIBIT C

                              FORM OF DAILY REPORT


[Intentionally omitted. The Registrant shall furnish supplementally a copy of this exhibit to the Commission upon request.]

                                                                       EXHIBIT D

           FORM OF OFFICER'S CERTIFICATE SPECIFIED IN SECTION 4.02(f)

(As required to be delivered pursuant to Section 4.02(f) of the Series 1994-1 Supplement)

                        Geneva Steel Funding Corporation

                  GENEVA STEEL TRADE RECEIVABLES MASTER TRUST

                 The undersigned, _____________________, the ________________
of Geneva Steel Funding Corporation, a Utah corporation (the "Transferor"), pursuant to Section 4.02(f) of the Series 1994-1 Supplement, dated as of November 4, 1994 (as modified, amended, supplemented or restated from time to time, the "Series 1994-1 Supplement") to the Pooling and Servicing Agreement, dated as of November 4, 1994, by and among the Transferor, Geneva Steel Company, as servicer (the "Servicer"), and Bankers Trust Company, as trustee (the "Trustee") (as modified, amended, supplemented or restated, the "Pooling and Servicing Agreement"), hereby on behalf of the Transferor:

                 (i) instructs the Servicer to direct the Trustee to deposit to the Transferor's Account Cure Funds held in the Reserve Account; and

                 (ii) certifies that after taking account of the requested withdrawal from the Reserve Account, the Net Receivables Balance is equal to or greater than the Required Net Receivables Balance as calculated below:





                 Capitalized terms used herein but not defined herein are used as defined in the Series 1994-1 Supplement and the Pooling and Servicing Agreement.

                 IN WITNESS WHEREOF, the undersigned has duly executed this Certificate on behalf of the Transferor this _________ day of _________, ____.



                                                    ----------------------------
                                                    Name:
                                                    Title:

                                    ANNEX X
                                  DEFINITIONS


                 Whenever used in the Transaction Documents, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                 "Act" shall mean the Securities Act of 1933, as amended from time to time.

                 "Additional Early Amortization Event" shall have the meaning specified in Section 7.01 of each Supplement.

                 "Additional Interest Period" shall have the meaning specified in Section 2.05(d) of the Certificate Purchase Agreement.

                 "Adjusted Eurodollar Rate" shall mean, for each Interest Period, for any Increase, an interest rate per annum equal to the sum of (a) the rate of interest per annum (the "Eurodollar Rate") at which deposits in U.S. Dollars are offered by the principal office in London, England of the Reference Bank to prime banks in the interbank eurodollar market at 11:00 a.m. (London time) two Eurodollar Business Days (as defined below) before the first day of such Interest Period in an amount approximately equal or comparable to the principal amount of such Increase and for a period equal to such Interest Period plus (b) the remainder obtained by subtracting (i) the Eurodollar Rate for such Interest Period from (ii) the rate obtained by dividing such Eurodollar Rate by the percentage equal to 100% minus the "Eurodollar Reserve Percentage" (as defined below) for such Interest Period. "Eurodollar Business Day" means a day of the year on which dealings are carried on in the London interbank market and banks are open for business in London and are not required or authorized to close in New York City. "Eurodollar Reserve Percentage" of the Reference Bank for any Interest Period means the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be so applicable, the daily average of such percentages for such day) for determining the maximum reserve requirement (including, without limitation, any marginal reserve requirement) for a member bank of the Federal Reserve System in New York City, the Reference Bank in respect of liabilities or assets consisting of or including Eurocurrency liabilities as that term is used in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time having a term equal to such Interest Period.

                 "Affiliate" shall mean, with respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person and, without limiting the generality of the foregoing, shall be presumed to include (A) any Person which beneficially owns or holds 10% or more of any class of voting securities of such designated Person or 10% or more of the equity interest in such designated Person and (B) any Person of which such designated Person beneficially owns or holds 10% or more of any class of voting securities or in which such designated Person beneficially owns or holds 10% or more of the equity interest. For the purposes of this definition, "control" when used with respect to any specified Person shall mean the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Aggregate Certificateholders' Interest" shall mean the aggregate of the Certificateholders' Interests for each Series as defined in
Section 4.01(a) of the Pooling and Servicing Agreement.

                 "Aggregate Liquidity Provider Commitment" shall mean the aggregate of the amount of the Liquidity Provider Commitments which at all times shall equal the Maximum Invested Amount.

                 "Alternate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                          (i) the rate of interest announced publicly by the Reference Bank in New York, New York, from time to time as the Reference Bank's base rate; or

                          (ii) 1.50% per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three- week moving average being determined weekly on each Monday (or, if any such day is not a Business Day on the next succeeding Business Day) for the three-week period ending on the previous Friday by the Reference Bank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York in Federal Reserve Statistical Release H.15(519) or, if such publication shall be suspended or terminated, on the basis of quotations for the latest three-week average of secondary market morning offering rates received by the Reference Bank from three New York certificate of deposit dealers of recognized standing selected by the

                 Reference Bank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; or

                          (iii) 1.50% percent per annum above the Federal Funds Rate.

                 "Amortization Date" with respect to any Series, shall have the meaning specified in the related Supplement.

                 "Amortization Period" shall mean, with respect to any Series, unless otherwise specified in the related Supplement, the period beginning on the related Amortization Date, and ending upon the full reduction of the Invested Amount with respect to such Series, all accrued and unpaid Yield thereon and all other amounts due and owing to the Investor Certificateholders under the Transaction Documents.

                 "Bank Rate" for any Interest Period for any Increase means an interest rate per annum equal to the sum of (a) the Adjusted Eurodollar Rate for such Interest Period for such Increase, plus (b) 1.00% per annum; provided, however, that (i) in the case of any Interest Period for any such Increase of one to (and including) thirteen days, or in respect of an Increase the principal balance of which is less than $5,000,000, the "Bank Rate" for such Interest Period for such Increase shall be the Alternate Base Rate in effect on the first day of such Interest Period unless the Certificate Agent and the Transferor agree in writing to a different rate; (ii) if it shall become unlawful for the Reference Bank to obtain funds in the London interbank market in order to purchase, fund or maintain any Increase under the Certificate Purchase Agreement or deposits in dollars (in the applicable amounts) are not being offered by the Reference Bank in the London interbank market, then the "Bank Rate" for any Interest Period for such Increase shall be the Alternate Base Rate in effect from time to time during such Interest Period; and (iii) following the occurrence and during the continuation of an Early Amortization Period, the "Bank Rate" for any Interest Period for such Increase shall be the sum of the applicable interest rate per annum determined pursuant to the provisions set forth above plus 2% per annum.

                 "Beneficiary" shall mean, as of any date of determination, any of the then holders of the Investor Certificates and any Enhancement Provider.

                 "Breakage Costs" shall mean, for each Increase for the Interest Period during which the principal amount for such Increase is reduced and for which the applicable Yield Rate is the CP Rate or a rate calculated on the basis of the Adjusted Eurodollar Rate, the amount, if any, billed by which
(i) the Yield (calculated without taking into account any Breakage Costs) which would have accrued on the reductions of such Increase or Liquidity Provider Commitment Percentage of such Increase, as applicable, during such Interest Period (as so computed) if such reductions had remained as Increases through the last day of the Interest Period exceeds (ii) the income, if any, received by the Purchaser or a Liquidity Provider funding such Increase or Liquidity Provider Commitment Percentage of such Increase, as applicable, from the Purchaser's or Liquidity Provider's investment of the proceeds of such reductions of such Increase.

                 "Business Day" shall mean any day other than a Saturday or Sunday or any other day on which national banking associations or state banking institutions in New York, New York, Salt Lake City, Utah or the city in which the Corporate Trust Office is located are authorized or obligated by law, executive order or governmental decree to be closed.

                 "Canadian Obligors" shall mean each Person who is obligated to pay for goods or services provided by Geneva Steel which gave rise to a Receivable, including any guarantor of such Person's obligations, in the case of any Person who is an individual, who is a citizen and, in the case of any other Person, which is formed, organized or incorporated under the laws of the Commonwealth of Canada or any province of Canada.

                 "Canadian Receivables" shall mean United States dollar denominated accounts receivable generated from sales to Canadian Obligors.

                 "Certificate" shall mean any one of the Investor Certificates or the Transferor Certificate.

                 "Certificate Agent" shall mean Citicorp North America, Inc. in its capacity as agent for CRC and the Liquidity Providers under the Certificate Purchase Agreement.

                 "Certificate Interest" shall mean each participating interest in the Series 1994-1 Certificate acquired by CRC or a Liquidity Provider in connection with the funding of an Increase by CRC or a Liquidity Provider pursuant to Section 2.05 of the Certificate Purchase Agreement.

                 "Certificate Purchase Agreement" shall mean the Certificate Purchase Agreement dated November 4, 1994, among the Transferor, the Purchaser, the Liquidity Providers named therein, the Servicer, the Certificate Agent and the Trustee, as amended, supplemented, restated or otherwise modified from time to time.

                 "Certificate Purchase Price" shall have the meaning specified in Section 2.01 of the Certificate Purchase Agreement.

                 "Certificate Rate" shall mean, with respect to any Series or Class, the certificate rate specified therefor in the related Supplement.

                 "Certificate Register" shall have the meaning specified in
Section 6.03(a) of the Pooling and Servicing Agreement.

                 "Certificateholder" or "Holder" shall mean the Person in whose name an Investor Certificate or the Transferor Certificate is registered in the Certificate Register.

                 "Certificateholders' Interest" shall have the meaning specified in Section 4.01(a) of the Pooling and Servicing Agreement.

                 "Class" shall mean, with respect to any Series divided into classes, any one of the classes of Investor Certificates of that Series.

                 "Closing Date" shall mean, with respect to any Series, the Closing Date specified in the related Supplement.

                 "Collection Period" shall mean, with respect to any Distribution Date, the calendar month (or, in the case of the calendar month in which any Closing Date occurs, the portion of such calendar month following the Closing Date) immediately preceding the calendar month in which such Distribution Date occurs.

                 "Collections" shall mean (a) all cash payments by or on behalf of the Obligors deposited to any Geneva Steel Collection Account or Concentration Account, or received by the Servicer, in respect of Transferor Receivables in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment, and (b) all interest and other investment earnings (net of losses and investment expenses) on Collections (including without limitation funds on deposit in the Reserve Accounts) as a result of the investment thereof pursuant to Section 4.02 of the Pooling and Servicing Agreement.

                 "Concentration Account" shall have the meaning specified in
Section 4.02 of the Pooling and Servicing Agreement.

                 "Concentration Account Bank" shall initially be Bankers Trust Company, and shall have the meaning specified in Section 4.02 of the Pooling and Servicing Agreement.

                 "Concentration Amount" shall mean as of any date, with respect to each Concentration Limit, the product of (a) such Concentration Limit and
(b) the aggregate amount of Eligible Receivables of a particular Obligor or Obligors held by the Trust as to which such Concentration Limit applies.

                 "Concentration Limit" shall mean, with respect to the following types of Receivables, the percentages of the aggregate amount of Eligible Receivables held by the Trust set forth as follows: (a) Receivables of any single Obligor rated at least "A-1" or its equivalent by each Rating Agency, 6%; (b) Receivables of any single Obligor rated below "A-1", but at least "A-2" or its equivalent by each Rating Agency, 5%; (c) Receivables of any single Obligor rated below "A-2" but at least "A-3" or its equivalent by each Rating Agency, 4%; (d) Receivables of any other single Obligor not rated on its short-term debt, or the Mannesman Receivable, 3%; and (e) if the Commonwealth of Canada sovereign debt rating is less than "AA" (or its equivalent) by each Rating Agency, Receivables of any Canadian Obligor, 3%; provided, however, that the Transferor may adjust the level of any Concentration Limit (i) if such adjustment in and of itself does not cause each Rating Agency, as confirmed in writing by each Rating Agency, to lower or withdraw its rating of any Series of Certificates and (ii) subject to any further conditions specified in any Series Supplement; provided, further, that (A) if two or more Rating Agencies assign different ratings to a single Obligor or the Commonwealth of Canada, as the case may be, the lower of such ratings shall be used to determine the Concentration Limit and (B) if only one Rating Agency rates an Obligor or the Commonwealth of Canada, as the case may be, the rating of such Rating Agency shall be used to determine the Concentration Limit for such Obligor or Canada, as the case may be.

                 "Confidential Information" shall mean, in relation to any Person, any written information delivered or made available by or on behalf of Geneva Steel (or its Affiliates or Subsidiaries) or the Transferor to such Person in connection with or pursuant to this Agreement or the transactions contemplated hereby which is proprietary in nature, other than information (i) that is or becomes publicly known, or information obtained by the Person from sources other than Geneva Steel or the Transferor, (ii) required to be disclosed (A) by any applicable statute, law, rule or regulation, (B) by any government agency or regulatory or self-regulatory body having or claiming authority to regulate or oversee any aspects of the Person's business or that of its Affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Person or an Affiliate or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Agreement approved in advance by Geneva Steel or the Transferor, as the case may be, or (E) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Person having a need to know the same, provided that the Person advises such recipient of the confidential nature of the information being disclosed, (iii) any other disclosure authorized by Geneva Steel or the Transferor as the case may be or (iv) disclosure to the other parties to the transactions contemplated by the Pooling and Servicing Agreement.

                 "Contract" shall mean an agreement between Geneva Steel and an Obligor, containing terms pursuant to or under which such Obligor shall be obligated to pay from time to time for merchandise delivered or to be delivered or services performed or to be performed and shall include, as applicable, any invoice related thereto.

                 "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                 "Corporate Trust Office" shall have the meaning specified in
Section 11.16 of the Pooling and Servicing Agreement.

                 "CP Note" shall mean any commercial paper note issued by CRC to fund any Increase the Yield Rate in respect of which shall be determined by reference to the CP Rate.

                 "CP Note Issuance Fees" shall mean with respect to each issuance of CP Notes, the costs associated with such issuance paid by CRC.

                 "CP Rate" shall mean as to any Interest Period for the CRC Tranche related to an Increase, a rate per annum equal to the weighted average of the rates (or, if such rates are discount rates, the rates determined by converting the discount rates to an interest-bearing equivalent rate per annum) at which CP Notes allocable, in whole or part, by the Certificate Agent and having a term equal to such Interest Period are issued by CRC to fund such Increase through a placement agent or commercial paper dealer selected by the Certificate Agent, as agreed between each such agent or dealer and the Certificate Agent.

                 "CRC" shall mean Corporate Receivables Corporation, a California corporation, including any successors and assigns.

                 "CRC Tranche" shall mean any issuance of Notes the proceeds of which are used by CRC to fund an Increase and which CRC Tranche has the principal amount and, in the case of any Increase the Yield Rate in respect of which shall be determined by reference to the CP Rate, the Interest Period, in each case, as specified by the Transferor pursuant to the Certificate Purchase Agreement.

                 "Credit Policy Manual" shall mean those credit and collection policies and practices of Geneva Steel described in its credit policy manual in effect on the date hereof relating to Receivables, as the same may be amended or modified from time to time in compliance with
Section 3.04(j) of the Pooling and Servicing Agreement.

                 "Cure Funds" shall have the meaning specified in the definition of the term "Cure Period" contained in this Annex X.

                 "Cure Period" shall mean the period beginning on a Pool Non-compliance Date if the Transferor shall begin depositing Collections or funds pro rata to the Reserve Account of each Series on the day collected (all such funds so deposited from time to time by the Transferor being "Cure Funds"), and continuing until the earlier of (a) the date on which the Net Receivables Balance equals at least the Required Net Receivables Balance and
(b) the fifteenth day following the occurrence of such Pool Non-compliance
Date.

                 "Cut-Off Date" shall mean the close of business on the Business Day immediately preceding the Closing Date.

                 "Daily CRC Expense Amount" shall mean with respect to any Collection Period, the Monthly CRC Expense Amount divided by the number of days in such Collection Period.

                 "Daily Report" shall mean, with respect to any Series, the daily report in the form set forth in the related Supplement.

                 "Daily Trust Expense Amount" shall mean with respect to any Collection Period, the Monthly Trust Expense Amount divided by the number of days in such Collection Period.

                 "Default Ratio" shall mean, for any month, the average of the ratios for each of the three most recently ended months (each expressed as a percentage) of (i) aggregate Transferor Receivables (without giving effect to extended debits and credits) that were 121 days past due at the end of each such month plus Transferor Receivables which were charged off as uncollectible during the current month which were less than 150 days past due when charged off to (ii) aggregate Transferor Receivables that were acquired by the Trust during the sixth month preceding such date.

                 "Defaulted Receivable" shall mean a Transferor Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type constituting an Insolvency Event, (ii) as to which any payment, or part thereof, remains unpaid by the Obligor thereof for 121 days or more from the original due date for such payment specified in the relevant invoice, and (iii) which, consistent with the Credit Policy Manual, would be written off as uncollectible.

                 "Deposit Date" shall mean each Business Day on which any Collections are deposited in the Concentration Account.

                 "Determination Date" shall mean, with respect to any Distribution Date, the second Business Day preceding such Distribution Date.

                 "Determination Date Certificate" shall mean, with respect to any Determination Date and any Series, a report prepared by a Servicing Officer for such Determination Date as of the end of the immediately preceding month in substantially the form set forth in the related Supplement.

                 "Diluted Receivable" shall mean, that portion of any Eligible Receivable which is either (a) reduced or canceled as a result of (i) any failure by Geneva Steel to deliver any merchandise or provide any services or otherwise to perform under the underlying Contract, (ii) any change in the terms of, or cancellation of, a Contract or any other adjustment by Geneva Steel which reduces the amount payable by the Obligor on the related Receivable or (iii) any setoff in respect of any claim by an Obligor thereof (whether such claim arises out of the same or an unrelated transaction) or (b) subject to any specific dispute, offset, counterclaim or defense whatsoever asserted (except the discharge in bankruptcy of the Obligor thereof); provided, that Diluted Receivables do not include (x) contractual adjustments to the amount payable by an Obligor that are eliminated from the Receivables balance sold to the Trust through a reduction in the Purchase Price for the related Receivable or (y) any portion of those Receivables for which a production prepayment has been received.

                 "Dilution Ratio" shall mean as of any date, the ratio for the most recently ended month (expressed as a percentage) of (i) the aggregate balance of Transferor Receivables that became Diluted Receivables during such month to (ii) the aggregate balance of all Transferor Receivables acquired by the Trust during the month preceding such date of calculation.

                 "Dilution Volatility Factor" shall mean as of any date a percentage equal to the product of (i) the amount by which (A) the highest Dilution Ratio during the most recently ended twelve-month period exceeds (B) the average of the Dilution Ratios during such twelve-month period and (ii) (A) the highest Dilution Ratio during such twelve-month period divided by (B) the average of the Dilution Ratios during such twelve-month period.

                 "Discount Amount" shall mean, with respect to any Series, the amount set forth in the related Supplement.

                 "Distribution Date" shall mean, with respect to any Collection Period, the fifteenth day of the calendar month immediately following such Collection Period, or, if such day is not a Business Day, the next succeeding Business Day or such other day as set forth in the Supplement for a Series.

                 "Division" shall mean the Division of Corporations and Commercial Code of the Department of Commerce of the State of Utah.

                 "Dollars and $" shall mean lawful money of the United States of America.

                 "Duff & Phelps" shall mean Duff & Phelps Credit Rating Co. or its successor.

                 "Dynamic Loss and Dilution Reserve Percentage" shall mean as of any date of determination the sum of (a) the product of (i) 2.25 times (ii) the average Dilution Ratio during the preceding 12 months times (iii) a fraction the numerator of which is the total sales for the past month and the denominator of which is the aggregate outstanding balance of Eligible Receivables as of the end of the most recently ended month, plus (b) the product of the Dilution Volatility Factor times the fraction specified in clause (a)(iii) above, plus (c) the product of (i) 2.25, times (ii) the highest Default Ratio during the preceding 12 months, times (iii) a fraction the numerator of which is the total sales for the past 6 months and the denominator of which is the aggregate outstanding balance of Eligible Receivables as of the end of the most recently ended month.

                 "Early Amortization Event" shall have the meaning specified in
Section 9.01 of the Pooling and Servicing Agreement and with respect to any Series shall also mean any Additional Early Amortization Event specified in the related Supplement.

                 "Early Amortization Period" shall mean, with respect to any Series, unless otherwise specified in the related Supplement, the period beginning at the close of business on the Business Day immediately preceding the day on which an Early Amortization Event is deemed to have occurred, and in each case ending upon the earlier to occur of (a) the payment in full to the Investor Certificateholders of such Series of the Invested Amount with respect to such Series and (b) the Termination Date with respect to such Series.

                 "Early Termination" shall have the meaning specified in
Article VI of the Receivables Purchase Agreement.

                 "Effective Period" shall mean the period beginning on the Closing Date and terminating on the earliest of (a) the close of business on the Business Day on which a Termination Event occurs, and (b) the close of business on the Business Day immediately preceding the day on which the Amortization Period for the last outstanding Series begins.

                 "Eligible Institution" shall have the meaning specified in the related Supplement.

                 "Eligible Investments" shall mean book-entry securities entered on the books of the registrar of such security and held in the name or on behalf of the Trustee or negotiable instruments or securities represented by instruments in bearer or registered form (registered in the name of the Trustee or its nominee) which evidence:

                          (a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency;

                          (b)     demand deposits, time deposits or
                 certificates of deposit (having original maturities of no more than 270 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks), subject to supervision and examination by Federal or state banking or depository institution authorities, and having, at the time of the Trust's investment or contractual commitment to invest therein, the highest short-term unsecured debt rating from S&P, Moody's and Duff & Phelps;

                          (c) commercial paper (having original maturities of no more than 270 days) having, at the time of the Trust's investment or contractual commitment to invest therein, the highest short-term rating from S&P, Moody's and Duff & Phelps;

                          (d) investments in no load money market funds having a rating from each rating agency rating such fund in its highest investment category (including funds for which the Trustee or any of its Affiliates is an investment manager or advisor);

                          (e) notes or bankers' acceptances (having original maturities of no more than 270 days) issued by any depository institution or trust company referred to in clause
                 (b) above;

                          (f) Such other investments, so long as they shall be rated by S&P, Moody's and Duff & Phelps as either AAA, Aaa or Duff-1+, as an eligible investment for AAA rated transactions, or in the highest short term rating assigned by each such rating agency; or

                          (g) repurchase agreements secured by other Eligible Investments.

                 "Eligible Receivable" shall mean each Transferor Receivable or portion thereof:

                                  (i)      the Obligor of which is not an
         Affiliate of Geneva Steel or the Transferor;

                                 (ii) as to which, other than as a result of the application of or reference to Octagon in any proceeding before any state or federal court within the tenth federal circuit or the United States Supreme Court, at the time of the Transfer of such Receivable to the Trust, the Transferor or the Trust will have good and marketable title thereto free and clear from Liens except as created under the Transaction Documents, and which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all the Transferor's right, title and interest therein (and in the proceeds thereof), or the grant of a first priority perfected "security interest" (within the meaning of the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivable created under the Transaction Documents) therein (and in the proceeds thereof);

                                (iii) which is not a Defaulted Receivable or a Diluted Receivable;

                                 (iv)      which arose in the ordinary course
         of business of Geneva Steel and is an account receivable representing all or part of the sales price of merchandise, or services within the meaning of Section 3(c)(5) of the Investment Company Act, the Obligor of which is primarily liable with respect thereto;

                                  (v)      which is an "account" (within the
         meaning of Section 9-106 of the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivable created under the Transaction Documents);

                                 (vi)      which is denominated and payable
         only in United States dollars in the United States;

                                (vii)      the Obligor of which is a United
         States or Canadian resident or citizen;

                               (viii) which is the legal and assignable payment obligation of the Obligor of such Receivable, enforceable against such Obligor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, morato-rium or other laws affecting creditors' rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                                 (ix)      which was created in material
         compliance with, and which, at the time of the Transfer of such Receivable to the Trust, does not contravene in any material respect, any applicable Requirements of Law, and the Obligor on which is not in violation of any such Requirements of Law in any material respect with respect to such Receivable;

                                  (x)      which satisfies in all material
         respects all applicable requirements of the Credit Policy Manual including, without limitation, payment terms that conform to the provisions of such Credit Policy Manual;

                                 (xi)      with respect to which all material
         consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable have been duly obtained, effected or given and are in full force and effect;

                                (xii) which is not subject to any specific waiver or modification except for a Receivable which is subject to a waiver or modification as permitted in accordance with the Credit Policy Manual and which waiver or modification is reflected in the Servicer's records and computer files relating thereto;

                               (xiii)      which is not subject to any
         enforceable provision prohibiting the transfer or assignment by Geneva Steel of such payment obligation; and

                                (xiv)      the Obligor of which is not a
         Governmental Authority.

                 "Eligible Servicer" shall mean Geneva Steel, the Trustee or an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of trade receivables, (b) is legally qualified and has the capacity to service the Receivables and (c) has demonstrated the ability to professionally and competently service a portfolio of similar trade receivables with high standards of skill and care.

                 "Enhancement" shall mean the rights and benefits provided to the Investor Certificateholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement or other similar arrangement. The subordination of any Series or Class to any other Series or Class or of the Transferor's Interest to any Series or Class shall be deemed to be an Enhancement.

                 "Enhancement Agreement" shall mean any agreement, instrument or document governing the terms of any Enhancement of any Series or pursuant to which any Enhancement of any Series is issued or outstanding.

                 "Enhancement Provider" shall mean the Person providing any Enhancement, other than any Certificateholders (including any holder of the Transferor Certificate) the Certificates of which are subordinated to any other Series or Class.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "ERISA Affiliate" shall mean any Person who is a member of a group which is under common control with the Transferor, or who together with the Transferor is treated as a single employer within the meaning of Title IV of ERISA.

                 "Expected Final Payment Date" with respect to any Series shall have the meaning specified in the related Supplement.

                 "Extension Term" shall mean, with respect to the term of any Liquidity Provider Commitment, a period of 364 days.

                 "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

                 "Federal Funds Rate" shall mean, with respect to any day, the rate set forth in H.15(519) for that day opposite the caption "Federal Funds (Effective)". If on any date of determination, such rate is not published in H.15(519), such rate will be the rate set forth in Composite 3:30 P.M. Quotations for U.S. Government Securities for that day under the caption "Federal Funds/Effective Rate". If on any date of determination, the appropriate rate is not published in either H.15(519) or Composite 3:30 P.M. Quotations for U.S. Government Securities, such rate will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged by three leading brokers of Federal funds transactions in New York City prior to 9:00 A.M., New York City time, on that day.

                 "Fee Letter" shall have the meaning specified in Section 3.01 of the Certificate Purchase Agreement.

                 "Floating Allocation Percentage" with respect to each Series, shall have the meaning specified in the related Supple-ment; provided, however, that the aggregate of the Floating Allocation Percentages of all outstanding Series shall not exceed 100%.

                 "GAAP" shall mean generally accepted accounting principles in the United States, as in effect from time to time.

                 "Geneva Steel" shall mean Geneva Steel Company, including any successors and assigns.

                 "Geneva Steel Collection Account" shall have the meaning specified in Section 4.02 of the Pooling and Servicing Agreement.

                 "Geneva Steel Collection Account Bank" shall have the meaning specified in Section 4.02 of the Pooling and Servicing Agreement.

                 "Geneva Steel Collection Account Letter" shall have the meaning specified in Section 4.02 of the Pooling and Servicing Agreement.

                 "Government Receivable" shall mean a receivable with respect to which the Obligor is the federal government of the United States or a political, administrative or regulatory subdivision thereof.

                 "Governmental Authority" shall mean any country or nation, any political subdivision, state or municipality of such country or nation, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government of any country or nation or political subdivision thereof.

                 "GSFC" shall mean, with respect to this Annex X, Geneva Steel Funding Corporation, including any successors and assigns.

                 "Increase" shall mean the Certificate Purchase Price and the amount of each increase in the Invested Amount funded by a CRC Tranche or the Liquidity Providers and paid to GSFC by the Certificate Agent pursuant to the terms of the Certificate Purchase Agreement.

                 "Increase Date" shall have the meaning specified in Section
2.05 of the Certificate Purchase Agreement.

                 "Indemnified Amounts" shall have the meaning specified in
Section 7.03 of the Pooling and Servicing Agreement.

                 "Indemnified Party" shall have the meaning specified in
Section 7.03 of the Pooling and Servicing Agreement.

                 "Independent Public Accountants" means any of (a) Arthur Andersen & Co., (b) Deloitte & Touche, (c) Coopers & Lybrand, (d) Ernst & Young, (e) KPMG Peat Marwick and (f) Price Waterhouse, or any of their successors so long as such successor is one of the six largest national accounting firms, provided, that such firm is independent with respect to the Servicer within the meaning of the Act.

                 "Initial Invested Amount" shall mean, with respect to any Series and for any date, an amount equal to the initial invested amount specified in the related Supplement.

                 "Initial Term" shall mean, with respect to each Liquidity Provider Commitment, the period which commences on the Closing Date and ends on November 6, 1995 inclusive.

                 "Insolvency Event" shall mean, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the ordering of the winding-up or liquidation of such Person's business, and, other than in a case in which such proceeding was instituted by an Affiliate of such Person, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person in writing (as to which the Trustee shall have written notice) of its inability to pay its debts generally as they become due.

                 "Interest Period" shall mean, unless otherwise specified in the Supplement relating to any Series, with respect to any Distribution Date except for the initial Distribution Date, the period from and including the preceding Distribution Date to but excluding such Distribution Date, and, in the case of the initial Distribution Date, the period from and including the Closing Date to but excluding such initial Distribution Date.

                 "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 "Inventory Lender" shall mean Citibank USA, Inc. as agent for those certain lenders under the Amended and Restated Revolving Credit Agreement dated as of November 4, 1994 between Geneva Steel, Citibank, N.A. and Citicorp USA, Inc. as agent for various lenders.

                 "Invested Amount" shall mean, with respect to any Series and for any date, an amount equal to the invested amount determined as provided in the related Supplement.

                 "Investment Company Act" shall mean the Investment Company Act of 1940, as amended from time to time.

                 "Investor Certificate" shall mean any one of the certificates executed by the Transferor and authenticated by or on behalf of the Trustee, in substantially the form attached to the related Supplement, other than the Transferor Certificate.

                 "Investor Certificateholder" shall mean the Person in whose name an Investor Certificate is registered in the Certificate Register.

                 "Investor Collections" with respect to each Series, shall have the meaning specified in the related Supplement.

                 "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment for security, encumbrance, lien (statutory or other and including a Lien created by PBGC), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever resulting in an encumbrance against real or personal property of a Person, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing, except as may otherwise be imposed as a result of the application of or reference to Octagon in any proceeding before any state or federal court within the tenth federal circuit or the United States Supreme Court.

                 "Liquidity Provider" shall mean the banks party to the Certificate Purchase Agreement as their names appear on the signature page thereof.

                 "Liquidity Provider Commitment" shall mean, as to any Liquidity Provider, the obligation of such Liquidity Provider to fund Increases, including a Term Increase, up to the amount set forth opposite such Liquidity Provider's name on the signature page of the Certificate Purchase Agreement subject to Section 2.04 of that agreement.

                 "Liquidity Provider Commitment Percentage" shall mean, as to any Liquidity Provider at any time, the percentage set forth under the heading "Percentage" opposite its signature line to the Certificate Purchase Agreement, as such percentage may be modified by (a) assignments made from time to time pursuant to Section 6.01 of the Certificate Purchase Agreement or (b) in the case of a defaulting Liquidity Provider, pursuant to Section 2.09 of the Certificate Purchase Agreement.

                 "Loss and Dilution Reserve" shall mean, with respect to any Series, the amount set forth in the related Supplement.

                 "Loss and Dilution Reserve Percentage" shall mean as of any date of determination the greater of (a) the Specified Loss and Dilution Reserve Percentage and (b) the Dynamic Loss and Dilution Reserve Percentage.

                 "Loss to Liquidation Ratio" shall mean as to any date the ratio (expressed as a percentage) calculated by dividing (a) the aggregate Outstanding Balance of all Receivables written off as uncollectible in accordance with the Credit Policy Manual by Geneva Steel during the twelve-month period most recently ended by (b) the aggregate amount of Collections during such twelve-month period.

                 "Majority in Interest" shall mean, with respect to each Series, the Holders of Certificates evidencing more than 50% of the aggregate Certificateholders' Interest in such outstanding Series.

                 "Majority Liquidity Providers" shall mean, at any time, Liquidity Providers whose Liquidity Provider Commitment Percentage aggregates more than 50% of the total amount of all Liquidity Provider Commitment Percentages.

                 "Mannesmann" shall mean Mannesmann Pipe & Steel Corporation, a New York corporation, and any successor thereto.

                 "Mannesmann Receivables" shall mean Receivables in an amount calculated as follows:

                          MOB - PPA

         where:

         MOB     =        the aggregate Outstanding Balance of all Transferor
                          Receivables owing by Mannesmann.

         PPA     =        the aggregate amount received from Mannesmann and
                          shown on the books and records of the Servicer as a production prepayment.

                 "Market Make Whole Premium" with respect to any Series, shall have the meaning specified in the related Supplement, if applicable.

                 "Maximum Invested Amount" shall mean $65,000,000.

                 "Monthly CRC Expense Amount" shall mean with respect to any Collection Period the sum of (a) the fees set forth in the Fee Letter, and (b) all expenses billed during such Collection Period, including, without limitation, any increased costs, Breakage Costs and other expenses payable to the Liquidity Providers.

                 "Monthly Trust Expense Amount" shall mean with respect to any Collection Period the sum of (a) expenses of the Trustee billed during such Collection Period, plus (b) the Series Trustee's Fee, plus (c) the Series Servicing Fee, plus (d) Service Transfer expenses, if any, billed during such Collection Period.

                 "Moody's" shall mean Moody's Investors Service, Inc. or its successor.

                 "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Transferor or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions at any time within the preceding six years.

                 "Net Receivables Balance" shall mean at any time the excess of
(a) the aggregate Outstanding Balance of Transferor Receivables that are Eligible Receivables over (b) the Overconcentration Amount at such time.

                 "Note" shall mean any commercial paper or other promissory note issued by CRC to fund any Increase the Yield Rate in respect of which shall be determined by reference to the Pool Rate.

                 "Note Dealer Fees" shall mean with respect to each issuance of Notes, the product of (a) the face amount of Notes issued on such day, times
(b) the result obtained by dividing (i) the number of days from the day of issuance through the day on which such Notes mature by (ii) 360 times (c) the per annum rate (adjusted to exclude any fees contained in the CP Rate) charged by the Note dealers from time to time for the issuance of Notes by CRC.

                 "Notices" shall have the meaning specified in Section 13.05(a) of the Pooling and Servicing Agreement.

                 "Obligations" shall mean all obligations of the Transferor and the Servicer to the Trustee, the Trust, the Purchaser, the Liquidity Providers, the other Indemnified Parties and their respective successors, permitted transferees and assigns, arising under or in connection with the Transaction Documents, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

                 "Obligor" shall mean each Person who is obligated to pay for goods or services provided by Geneva Steel which gave rise to a Transferor Receivable, including any guarantor of such Person's obligations.

                 "Octagon" shall mean Octagon Gas Systems v. Rimmer, 995 F.2d 948, cert. denied, 114 S. Ct. 554 (1993).

                 "Officer's Certificate" shall mean, unless otherwise specified in this Agreement, a certificate signed by the President, any Vice President, the Chief Financial Officer, the Treasurer or Controller of the Transferor, or of the Servicer, or any Successor Servicer, as the case may be, and delivered to the Trustee.

                 "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who shall, and which opinion shall, be reasonably acceptable to the Trustee.

                 "Originator" shall mean Geneva Steel, including any successors and assigns.

                 "Outstanding Balance" of any Receivable at any time shall mean the then outstanding principal balance thereof.

                 "Overconcentration Amount" shall mean at any time the sum of the amounts, if any, by which the aggregate Outstanding Balance of Eligible Receivables of the types specified in clauses (a) through (e) of the definition of Concentration Limit owned by the Trust exceeds the aggregate of the respective Concentration Amounts.

                 "Partial Amortization Period" shall mean, with respect to any Series, unless the Transferor shall have initiated a Cure Period or an Early Amortization Period or the Amortization Period shall have commenced prior thereto, the period beginning on a Pool Non-compliance Date and continuing each day thereafter until the earlier of (a) the day on which the Net Receivables Balance shall be equal to or greater than the Required Net Receivables Balance and (b) the fifteenth day following such Pool Non-compliance Date.

                 "Paying Agent" shall mean any paying agent appointed pursuant to Section 6.06 of the Pooling and Servicing Agreement.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                 "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity of similar nature.

                 "Pooling and Servicing Agreement" shall mean the Pooling and Servicing Agreement, dated as of November 4, 1994, among the Transferor, the Servicer and the Trustee, as amended, supplemented, restated or otherwise modified from time to time.

                 "Pool Non-compliance Date" shall mean any day on which the Net Receivables Balance falls below the Required Net Receivables Balance.

                 "Pool Rate" shall mean as to any Interest Period for the CRC Tranche related to an Increase, a rate per annum equal to the weighted average of the rates (or, if such rates are discount rates, the rates determined by converting the discount rates to an interest-bearing equivalent rate per annum) at which Notes allocable, in whole or part, by the Certificate Agent are issued by CRC to fund such Increase through a placement agent or commercial paper dealer selected by the Certificate Agent, as agreed between each such agent or dealer and the Certificate Agent which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the Certificate Agent (on behalf of CRC).

                 "Principal Terms" shall mean, with respect to any Series: (a) the name or designation; (b) the Initial Invested Amount or principal amount (or method for calculating such amount); (c) the Certificate Rate (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the method for allocating collections to Investor Certificateholders; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (g) the issuer and terms of any form of Enhancement with respect thereto; (h) to the extent applicable, the terms on which the Investor Certificates of such Series may be exchanged for Investor Certificates of another Series, repurchased or redeemed by the Transferor or remarketed to other investors; (i) the number of Classes of Investor Certificates of such Series and, if more than one Class, the rights and priorities of each such Class; (j) the

Series Servicing Fee and the Series Trustee's Fee; (k) the Amortization Date and the Termination Date; and (l) any other terms of such Series.

                 "Purchase Percentage" shall mean initially 94.596%; provided, however, that the Purchase Percentage may change from time to time, based on principles used to establish the initial Purchase Percentage, to reflect (a) historic loss experience of the Transferor's accounts receivable portfolio and the Receivables sold under the Transaction Documents and (b) prevailing interest rates, as agreed upon by the Transferor and the Purchaser. The Purchaser shall notify the Trustee if any change in the Purchase Percentage.

                 "Purchase Price" shall have the meaning specified in Section
2.2 of the Receivables Purchase Agreement.

                 "Purchaser" shall mean CRC, including any of its successors or assigns.

                 "Rating Agency" shall mean each nationally recognized rating agency which, at the request of the Transferor, has rated any Series of Certificates, as set forth in the related Supplement.

                 "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have notified such parties in writing that such action in and of itself will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency.

                 "Receivable" shall mean an account receivable shown on the records of Geneva Steel as of the Cut-Off Date, and from time to time thereafter, arising from the sale of merchandise or providing of services by Geneva Steel in the ordinary course of business of Geneva Steel, including without limitation, all monies due or to become due and all Collections and other amounts received from time to time with respect to such Receivable and all proceeds (including, without limitation, "proceeds" as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in the Receivables transferred under the Transaction Documents) thereof and "Receivables" shall mean all such Receivables; provided, however, that the term "Receivable" shall not include (i) as of the Cut-Off Date and any subsequent date of Transfer to the Trust, accounts receivable which do not satisfy the conditions of clauses (i), (vi), (vii) and (xiv) of the definition of Eligible Receivable and (ii) any consideration paid or payable by (x) the Transferor or
(y) the Trustee on behalf of the Trust for the purchase of any Receivable, including the Subordinated Loan or any Certificate or any payment on such consideration.

                 "Receivables Purchase Agreement" shall mean the agreement between Geneva Steel and the Transferor, dated as of the date hereof, governing the terms and conditions upon which the Transferor shall acquire the Receivables transferred to the Trustee for the benefit of the Trust on the Closing Date and all Transferor Receivables to be transferred to the Trustee for the benefit of the Trust from time to time thereafter, as the same may from time to time be amended, supplemented, restated or otherwise modified.

                 "Record Date" shall mean, with respect to any Distribution Date, the last day of the preceding calendar month.

                 "Reference Bank" shall mean for purposes of determining the Yield Rate, Citibank, N.A., a national banking association, its successors and assigns.

                 "Regulation D" shall mean Regulation D of the Board of Governors (or any successor) of the Federal Reserve System, as the same may be amended or supplemented from time to time.

                 "Regulatory Change" means, relative to any Person:

                 (a) any change in (or the adoption, implementation, phase-in or commencement of effectiveness of) any

                          (i) United States Federal or state law or foreign law applicable to such Person;

                         (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Person of (A) any court, government authority charged with the interpretation or administration of any law referred to in clause (a)(i) or of (B) any fiscal, monetary or other authority having jurisdiction over such Person; or

                        (iii) generally accepted accounting principles or regulatory accounting principles applicable to such Person and affecting the application to such person of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

                 (b) any change in the application to such Person of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above.

                 "Reportable Event" shall mean a Reportable Event as defined in
Section 4043(b) of ERISA.

                 "Required Net Receivables Balance" shall mean as of any day of determination, the sum of (i) the aggregate of the Loss and Dilution Reserves for all outstanding Series, (ii) the aggregate of the Yield Reserves for all outstanding Series and (iii) the Trust Invested Amount (computed as if reduced by (A) the amount of Cure Funds held in the Reserve Account for each Series and
(B) the cumulative amount of funds held in the Concentration Account at such time allocated to the portion of the Trust Partial Amortization Amount allocable to each such Series).

                 "Requirements of Law" shall mean any law, treaty, rule or regulation, or final binding determination of an arbitrator or Governmental Authority, and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

                 "Reserve Account" with respect to each Series shall have the meaning specified in the related Supplement and "Reserve Accounts" shall refer to all the Reserve Accounts established for outstanding Series in accordance with the terms of the related Supplements.

                 "Responsible Officer" shall mean, (i) when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee including any vice president, assistant vice president, assistant secretary, treasurer, assistant treasurer, or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject and (ii) when used with respect to the Transferor or Servicer, any of the President, Chief Executive Officer, Vice President, Secretary, Treasurer, or Chief Financial Officer.

                 "Revolving Period" shall mean, with respect to any Series, the period specified in the related Supplement.

                 "S&P" shall mean Standard & Poor's Corporation or Standard & Poor's Ratings Group, as applicable, or the successor of either of them.

                 "Series" shall mean any series of Investor Certificates.

                 "Series Account" shall mean any deposit, trust, escrow, reserve or similar account maintained for the benefit of the Investor Certificateholders or any Series or Class, as specified in any Supplement.

                 "Series Allocation Percentage" shall mean, with respect to any Series, the percentage equivalent of a fraction, the numerator of which is the sum of (a) Invested Amount for such Series (computed as if reduced by the amount of Cure Funds held in the Reserve Account for such Series and by the cumulative amount of funds held in the Concentration Account at such time allocated to the portion of the Trust Partial Amortization Amount allocable to such Series) plus (b) the Yield Reserve for such Series, plus (c) the Loss and Dilution Reserve for such Series, and the denominator of which is the aggregate of the amounts specified in clauses (a), (b) and (c) for all outstanding Series.

                 "Series Cut-Off Date" shall mean, with respect to any Series, the date specified as such in the related Supplement.

                 "Series Issuance Date" shall mean, with respect to any Series, the date on which the Investor Certificates of such Series are to be originally issued in accordance with Section 6.09 of the Pooling and Servicing Agreement and the related Supplement.

                 "Series 1994-1 Supplement" shall mean the Series 1994-1 Supplement dated as of November 4, 1994 to the Pooling and Servicing Agreement, among the Transferor the Servicer and the Trustee as modified, amended, restated or supplemented from time to time.

                 "Series 1994-1 Certificateholder" shall mean the Purchaser, subject to the provisions of Section 2.10 of the Certificate Purchase Agreement.

                 "Series Servicing Fee" shall mean, with respect to any Series, the amount specified in the applicable Supplement.

                 "Series Trustee's Fee" shall mean, with respect to any Series, the amount specified in the applicable Supplement.

                 "Service Transfer" shall have the meaning specified in Section
10.01 of the Pooling and Servicing Agreement.

                 "Servicer" initially shall mean Geneva Steel in its capacity as Servicer pursuant to the Pooling and Servicing Agreement, and after any Service Transfer shall mean the Successor Servicer.

                 "Servicer Default" shall have the meaning specified in Section
10.01 of the Pooling and Servicing Agreement.

                 "Servicing Fee" shall have the meaning specified in Section 3.02(a) of the Pooling and Servicing Agreement.

                 "Servicing Officer" shall mean any officer, employee or other agent of the Servicer who is involved in, or responsible for, the administration and servicing of the Receivables and whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

                 "Specified Loss and Dilution Reserve Percentage" shall mean the sum of (a) 15% plus (b) the product of (i) the average Dilution Ratio during the preceding 12 months times (ii) a fraction the numerator of which is the total sales for the past month and the denominator of which is the aggregate outstanding balance of Transferor Receivables which are Eligible Receivables as of the end of the most recently ended month.

                 "Subordinated Loan" shall mean the loan, if any, made pursuant to Section 2.2(f) of the Receivables Purchase Agreement.

                 "Subordinated Note" shall mean the subordinated promissory note, due November 4, 2014, by GSFC in favor of Geneva Steel.

                 "Subsidiary" shall mean as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

                 "Successor Servicer" shall have the meaning specified in
Section 10.02(a) of the Pooling and Servicing Agreement.

                 "Supplement" shall mean, with respect to any Series, a supplement to the Pooling and Servicing Agreement, executed and delivered in connection with the original issuance of the Investor Certificates of such Series pursuant to Article VI of the Pooling and Servicing Agreement, and all amendments, modifications or supplements to the Pooling and Servicing Agreement.

                 "Supplemental Certificate" shall have the meaning specified in
Section 6.09(c) of the Pooling and Servicing Agreement.

                 "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel who is not an employee of the Servicer or any Affiliate of the Servicer to the effect that, for federal and Utah (and any other State where substantial servicing activities in respect of Receivables are conducted by the Transferor or the Servicer if there is a substantial change from present servicing activities) state income and franchise tax purposes, (a) such action will not adversely affect the characterization of the Investor Certificates of any outstanding Series or Class as debt, (b) such action will not cause a taxable event to any Investor Certificateholder, (c) following such action the Trust should not be treated as an association (or publicly traded partnership) taxable as a corporation, (d) in the case of the original issuance of Certificates, the Investor Certificates should properly be characterized as debt for tax purposes, or if not as debt, as an interest in a partnership and not in an association taxable as a corporation and (e) in the case of Section 6.09(b) of the Pooling and Servicing Agreement, the Investor Certificates of the new Series will be characterized as debt.

                 "Term" shall mean with respect to each Liquidity Provider Commitment, the shorter of (a) the Initial Term and each Extension Term and (b) the period ending on the date of expiration of the Aggregate Liquidity Provider Commitment pursuant to Section 2.10 of the Certificate Purchase Agreement.

                 "Term Increase" shall have the meaning specified in Section
2.10 of the Certificate Purchase Agreement.

                 "Termination Date" shall mean, with respect to any Series, the termination date specified in the related Supplement.

                 "Termination Event" shall have the meaning specified in
Article VI of the Receivables Purchase Agreement.

                 "Termination Notice" shall have the meaning specified in
Section 10.01 of the Pooling and Servicing Agreement.

                 "Transaction Documents" shall mean, collectively, the Certificate Purchase Agreement, the Series 1994-1 Certificate, the Pooling and Servicing Agreement, the Receivables Purchase Agreement, the Series 1994-1 Supplement, the Articles or Certificate of Incorporation and the By-Laws of the Servicer and GSFC, respectively, and any other agreement or instrument related or delivered pursuant to any of the foregoing documents.

                 "Transfer" shall have the meanings specified in Section 2.01 of the Pooling and Servicing Agreement, it being understood that the date of Transfer of any Receivable or other Trust Asset shall be the date on which such Receivable or other Trust Asset shall be created or otherwise arise and, in the case of such Receivable, be acquired by the Transferor under the Receivables Purchase Agreement.

                 "Transfer Agent and Registrar" shall have the meaning specified in Section 6.03(a) of the Pooling and Servicing Agreement.

                 "Transferor" shall mean GSFC, as transferor under the Pooling and Servicing Agreement, including any successors and assigns.

                 "Transferor Certificate" shall mean the certificate executed by the Transferor and authenticated by or on behalf of the Trustee, in substantially the form of Exhibit A to the Pooling and Servicing Agreement

                 "Transferor Collections" shall mean, with respect to any date, that portion of the Collections deposited to the Concentration Account equal to the product of (i) the Transferor Percentage on such date multiplied by (ii) the aggregate amount of such Collections.

                 "Transferor Interest" shall have the meaning specified in
Section 4.01(a) of the Pooling and Servicing Agreement.

                 "Transferor Percentage" shall mean at any time 100% minus the aggregate of the Floating Allocation Percentages of all outstanding Series at such time.

                 "Transferor Receivable" shall mean a Receivable acquired by the Transferor pursuant to the Receivables Purchase Agreement other than those reconveyed by the Transferor pursuant to Section 4.2 of the Receivables Purchase Agreement except to the extent such Receivable is reacquired by the Transferor.

                 "Transferor's Account" shall mean the special account (account
number      ), under the dominion and control of the Transferor, for deposits by the Servicer pursuant to the applicable Supplement, maintained at the office of Bankers Trust Company in New York, New York, or such other account at such other bank, under the dominion and control of the Transferor, as Transferor may designate for such purpose from time to time.

                 "Trust" shall mean the Geneva Steel Trade Receivables Master Trust created by the Pooling and Servicing Agreement.

                 "Trust Assets" shall have the meaning specified in Section
2.01 of the Pooling and Servicing Agreement.

                 "Trust Invested Amount" shall mean at any time the sum of the Invested Amounts for all outstanding Series at such time.

                 "Trust Partial Amortization Amount" shall mean, with respect to any date of determination during a Partial Amortiza-tion Period, the amount by which the Net Receivables Balance is less than the Required Net Receivables Balance.

                 "Trustee" shall mean Bankers Trust Company, solely in its capacity as trustee on behalf of the Trust, or its successor in interest, or any successor trustee appointed as herein provided.

                 "Trustee's Account" with respect to each Series, shall have the meaning specified in the related Supplement.

                 "Trustee's Fee" shall have the meaning specified in Section
11.05 of the Pooling and Servicing Agreement.

                 "Turnover Rate" shall mean for any date the average of the percentage equivalent of a fraction for each of the three most recently ended months the numerator of which is the Net Receivables Balance as of the last day of each such month and the denominator of which is the aggregate balance of Receivables transferred to the Trust during each such month; provided, however, that with respect to any such months, or portion thereof, occurring prior to the Closing Date, the denominator of such fraction shall be the aggregate balance of Receivables originated by Geneva Steel during such month or portion thereof.

                 "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any applicable or specified jurisdiction.

                 "Undivided Fractional Interest" with respect to each Series shall have the meaning specified in the related Supplement.

                 "Weighted Average Term" shall mean, as of any date, a fraction the numerator of which is the aggregate of the product for each Receivable sold to the Trust during the preceding month of (i) the outstanding balance of such Receivable (at the time such Receivable is transferred to the Trust) multiplied by (ii) the payment term (in days) for each such Receivable, and the denominator of which is the aggregate outstanding balance of such Receivable (at the time such Receivable is transferred to the Trust).

                 "Yield" shall mean with respect to any Interest Period of an Increase, the sum of (i) the product of (a) the Yield Rate divided by 360, times (b) the amount of such Increase, times (c) the number of days in such Interest Period and (ii) for each Increase the Yield Rate in respect of which shall be determined by reference to the CP Rate, the Note Dealer Fees and any
Note Issuance Fees, if any, incurred with respect to the CRC Tranche related to such Increase.

                 "Yield Rate" shall mean with respect to any Interest Period of an Increase, either (a) the per annum rate of interest borne by the Notes issued in connection with a CRC Tranche the Yield Rate in respect of which shall be determined by reference to the Pool Rate and the per annum rate of interest borne by the CP Notes issued in connection with a CRC Tranche the Yield Rate in respect of which shall be determined by reference to the CP Rate, or, if such Notes or CP Notes are issued at a discount, the per annum rate of interest equivalent of such discount or (b) the Bank Rate.

                 "Yield Reserve" shall mean as of any date two multiplied by the product of (a) the Turnover Rate for such date and (b) the Discount Amount with respect to such date.